ORIGINAL

            INDEPENDENT SYSTEM OPERATOR

SCHEDULING APPLICATIONS, SCHEDULING INFRASTRUCTURE AND

                    BUSINESS SYSTEMS

                    CONTRACT

                    No. ISO-97-1 ]

"1

SA/SI/BS CONTRACT TABLE OF CONTENTS

1.    PARTIES ........................................ 1

2.    AGREEMENT ...................................... 1

3.    DEFINITIONS .................................... 2

4.    INTERPRETATION OF CONTRACT ..................... 7

5.    SCOPE OF WORK .................................. 7

6.    WORK SCHEDULE .................................. 8

7.    RISK OF LOSS ................................... 9

8.    TITLE .......................................... 9

9.    COMMERCIAL TERMS ............................... 10

10.   CONTRACT MODIFICATION .........................  19

11..  PROJECT MANAGEMENT ............................  20

12.   CODES AND STATUTES ............................. 23

13.   SUBCONTRACTORS ................................. 23

14.   PROPRIETARY INFORMATION AND MATERIAL ........... 23

15.   PROPRIETARY RIGHTS AND LICENSES ................ 25

16.   SOURCE CODE .................................... 28

17.   INSPECTION, TESTING AND ACCEPTANCE ............. 28

18.   WARRANTIES ..................................... 31

19.   SUPPLIER'S SYSTEM SUPPORT ...................... 34

20.   INFRINGEMENT PROTECTION ........................ 35

21.   FITNESS FOR DUTY ............................... 37

22.  INDEMNITY  .............................................. 37
23.  INSURANCE  .............................................. 39
24.  SAFETY NOTIFICATIONS .................................... 40
25.  LIMITATION OF LIABILITY ................................. 43
26.  DISPUTES  ............................................... 44
27.  TERMINATION AT WILL ..................................... 46
28.  DEFAULTS AND TERMINATION FOR CAUSE ...................... 47
29.  WAIVER  ................................................. 49
30.  ASSIGNMENT  ............................................. 49
31.  CONFLICT OF INTEREST/BUSINESS ETHICS .................... 50
32.  EQUAL OPPORTUNITY LAWS  ................................. 51
33.  INJURY AND ILLNESS PREVENTION PROGRAM ................... 53
34.  SEVERABILITY ............................................ 53
35.  NOTICES ................................................. 54
36.  GOVERNING LAW  .......................................... 55
37.  SECTION HEADINGS ........................................ 55
38.  SURVIVAL ................................................ 55

39.  ENTIRE AGREEMENT

40.  REPRESENTATIONS

Annex A:    Form of Guaranty
Annex B:    Customized Software and Recoupment Fees
Annex C:    Supplier Rates
Annex D:    Form of Letter of Credit
Annex E:    Software Maintenance Agreements
Annex F:    WSCC  Subregion Map

Annex G:     Third Party Software Licenses
Annex H:     Potential Conflicts of Interest
Annex I:     Purchaser's Equal Opportunity Purchasing Program Policy
Annex J:     Policy Regarding Small Business Concerns and Small Disadvantaged
             Business Concerns
Annex K:     Injury and Illness Prevention Program Compliance Certificate
Annex L:     Stage I DSOWs
             Volume I:  Common  Sections
             Volume II: Scheduling Infrastructure
             Volume III: Scheduling Applications
             Volume IV:  Business Systems

in

THIS CONTRACT MADE as of this Ijay of March, 1997, consists of the terms and conditions by which the Parties to the Contract, identified herein, agree to be bound:

       WHEREAS, pursuant to the transition to a competitive electric market in the State of California, the Independent System Operator Restructuring Trust issued on December 17, 1996 a Request for Proposals to supply computer hardware and software systems to provide for the ISO's scheduling and business (e.g., billings and settlements) functions (hereinafter "RFP");

      WHEREAS, ABB Power T&D Company Inc. ("ABB") and Perot Systems Corporation ("Perot Systems") will form ISO Alliance, LLC as a Delaware limited liability company with no independent employees or assets for the purpose of performing through subcontracts between ABB and Perot Systems the Contract;

       WHEREAS, as an inducement to the Independent System Operator Restructuring Trust to enter into the Contract with the ISO Alliance, ABB and Perot Systems have agreed to guaranty ISO Alliance's performance and obligations under the Contract (the "Guarantys"), and have thereby executed such Guaranties as are mutually agreeable to the Parties and the form of such Guaranties is attached in Annex A;

NOW,  THEREFORE,   the Parties, as identified herein, have agreed as follows:

1.    PARTIES

       1.1 The Parties to the Contract are ISO Alliance, LLC, a Delaware limited liability company ("Supplier"), and Independent System Operator Restruc turing Trust, established pursuant to the ISO Trust Agreement (enabled by the Funding Decision, CPUC Decision 96-10-044 (October 25, 1996)) ("Purchas er").

2.   AGREEMENT

       2.1 In consideration of the not-to-exceed Contract Price of $48,991,000 to be paid as specified in this Section, and subject to changes pursuant to Section 10, Section 9, and other obligations to be performed by Purchaser as specified herein. Supplier shall perform the Work and its other obligations as specified herein. In consideration for Stage I Work Supplier shall be paid a fixed price, subject to changes as provided in the Contract, of $45,559,767 (the "Stage I Fixed Price"). Stage II Work is to be performed on a price, subject to changes as provided in the Contract, to be negotiated upon approval of the Stage II DSOWs but in any event for a price not to exceed $3,431,233 (the "Stage II Guaranteed Maximum Price"). Reference to "the Contract Price"
shall be read to include the Stage I Fixed Price and the Stage II Guaranteed Maximum Price unless the context unambiguously indicates otherwise.

3. DEFINITIONS

When used herein with initial capitalizations, whether in the singular or in the plural, the following terms shall have the following meanings:

3.1 Acceptance or Accepted: When all of the conditions of acceptance have been met, as set forth in Section 17 hereof.

3.2 Acceptance Test Procedure ("ATP"): Documents, prepared by Supplier and approved by Purchaser, which designate the specific objective tests and inspections to be performed on Subsystems and the System, as appropriate, to determine its conformance with the Detailed Statements of Work ("DSOWs") and the Contract prior to acceptance by Purchaser.

3.3 Authorized Users: The employees, contractors, consultants and System Users who are authorized, or whom the Purchaser is permitted to authorize, to use the Licensed Software as provided in the Contract.

3.4 Availability Test: Test for operational availability as specified in the DSOWs.

3.5 Backup Unit: The hardware, computers, processors, firmware. Documentation, Licensed Software, and interconnecting cables and other incidental equipment as specified in the DSOWs and located at Alhambra, California ISO site which are intended as the backup unit to the Primary unit for the day-to-day operation of the System.

3.6 Change Order: Document issued by Purchaser, and agreed to by Supplier, which amends the Contract pursuant to Section 10.

3.7 Contract: This document of agreement, together with the DSOWs and other attachments and documents expressly incorporated herein by reference.

3.8 Contract Date: The date set forth below as the date the Parties have executed the Contract.

3.9 Contract Modification: Amendments to the Contract which modify (i) the Contract Price, (ii) Supplier performance milestones, (iii) Purchaser delivery obligations, (iv) Stage I or Stage II completion dates, or (v) required System functionality.

3.10 Contract Price: The aggregate sum to be paid hereunder by Purchaser to Supplier, including the amount of any increase or decrease provided for in any Change Orders.

3.11 Customized Software: All computer programs, code, procedures, rules or routines in Source or Object Code, and all supporting documentation identi-fied in Annex B, as updated from time to time, which are unique to Purchaser's System, and which perform certain specialized functions and which embody Purchaser's Confidential Material, including Derivative Works, Upgrades, Enhancements and Error Corrections thereto.

3.12 Derivative Work: A revision, modification, translation, abridgement, conden- sation, expansion, improvement, enhancement, upgrade, error corrections or adaptation into other operating systems, or other manipulation of the Licensed software which if created without the permission of the owner would infringe on the owner's rights.

3.13 Detailed Statements) of Work ("DSOW(s)"): A functional specification or description of the System and the Work, agreed to by the Parties, to be per- formed under Stage I or Stage II of the Contract. Stage I DSOWs are attached in Annex L hereto.

3.14 Developmental Unit: The hardware, computers, processors, firmware. Docu-mentation, Licensed Software, and interconnecting cables and other incidental equipment which are intended to be used for the development and testing of the Subsystems and the System.

3.15 Documentation: Drawings, procedures, instructions, reports, manuals, Licensed Software documentation, test data, test scripts, simulation programs and other data, furnished by Supplier pursuant to the Contract.

3.16 Enhancements: Any addition or modification to the Licensed Software that adds new features or functionality or improves the Licensed Software's per-formance.

3.17 Error Corrections: Any addition or modification to the Licensed Software or Documentation that corrects an error, reestablishes conformity of the Licensed Software to the DSOWs or restores proper operation of the Licensed Software.

3.18 Field Technical Services: Additional technical services furnished by Supplier at the Jobsite or System Premises, as appropriate, such as technical support during installation and acceptance testing.

3.19 Funding Decision: California Public Utilities Commission ("CPUC") Deci-sion 96-08-038 (August 2, 1996) as modified by CPUC Decision 96-10-044 (October 25, 1996), as that decision may be modified or superseded. This decision among other things provides for funding of the Work pending estab-lishment of, and assumption of such funding by, the Independent System Operator, and enables a Trustee, a trust advisory committee and independent technical advisors to have oversight over the Work and payments for such Work.

3.20 Future Developments: All software, concepts, methods, techniques, designs, processes and ideas, or other components developed specifically for Purchaser by Supplier but not included in the DSOW.

3.21 Independent System Operator ("ISO"): A corporation, to be formed, which will operate the California interconnected electric transmission system as con- templated in the Restructuring Decision, and, through the Trust, for which the Work is being performed and the System is being developed.

3.22 Integrated System Tests ("1ST"): Specific objective tests prepared by Supplier and approved by Purchaser conducted to demonstrate conformance with the DSOWs and the Contract prior to the Operational Dry Run

3.23 Intellectual Property Rights: Any patent, copyright, trademark, service mark (and any application or registration respecting the foregoing), trade secret, and other intellectual property right of any type.

3.24 Jobsites: The locations of the facilities for the development and deployment of the System as set forth in the DSOWs.

3.25 Licensed Software: All computer programs, code (including Object Code, and to the extent specified in the DSOWs, Source Code), procedures, formats, templates, rules or routines, and all supporting Documentation provided by Supplier to the Purchaser for use in connection with the System, pursuant to the DSOWs, including all Derivative Works, Upgrades, Enhancements, Error Corrections, and Customized Software.

3.26 Major Subcontractors: ABB Power T&D Company Inc. ("ABB") and Perot Systems Corporation ("Perot Systems") and other Subcontractors that may be added in the future upon mutual agreement of the Parties.

3.27 Object Code: The form of a computer program resulting from the translation or processing of Source Code by a computer into machine language or inter-mediate code, which is not convenient to human understanding of the pro-gram logic, but which is appropriate for execution or interpretation by a computer.

3.28 Operational Dry Run: Specific objective tests prepared by Supplier and ap-proved by Purchaser, and conducted by Purchaser with the assistance of Supplier on the System installed at the Jobsite or System Premises, as appropriate, to demonstrate System conformance with the DSOWs and the Contract.

3.29 Party or Parties: A party or the parties to the Contract.

3.30 Primary Unit: The hardware, computers, processors, firmware. Documenta-tion, Licensed Software, and interconnecting cables and other incidental equipment as specified in the DSOWs located at Folsom, California ISO site which are intended as the primary unit for day-to-day operation of the System.

3.31 Purchaser: The Party so identified in Section 1 or, if assigned to another person or entity, the then current assignee.

3.32 Purchaser's Representative ("PR"): The person or entity designated by notice given to Supplier by Purchaser as being authorized to act on behalf of Purchaser for the purpose of the Contract, subject to any limitations specified in such notice, and identified at Section 35.

3.33 Restructuring Decisions: CPUC Decision 95-12-063 (December 20, 1995) as modified by D.96-01-009 (January 10, 1996), in Dockets Nos. R.94-04-031 and 1.94-04-032, as those decisions may be subsequently modified or super-seded.

3.34 Source Code: The set of instructions expressed in a non-machine language from which the Object Code is derived.

3.35 Subcontractor: An entity contracting directly with Supplier, including but not limited to Major Subcontractors, to furnish any part of the Work including materials or services, or an entity contracting with Supplier's subcontractors of any tier to furnish any part of the Work including materials or services.

3.36 Subsystem: A computer system comprising part of the System which performs a specific function described in the DSOWs, and is agreed to be inspected or tested independently under the Acceptance Test Procedures

3.37 Supplier's Representative ("SR"): The person or entity designated by notice given to Purchaser by Supplier as being authorized to act on behalf of Suppli-er for the purposes of the Contract, subject to any limitations specified in each notice, and identified at Section 35.

3.38 Supplier Rates: The rates charged by a Major Subcontractor for work compa rable to the Work, and if no comparable rate exists, such Major Subcontractor's standard rate for similar services as set forth in Annex C. Such rates are those rates charged between the Major Subcontractors.

3.39 System: The integrated computer system or systems, including and consisting of hardware, computers, processors, firmware. Documentation, Licensed Soft ware, and interconnecting cables and other incidental equipment, which perform the functions described in the DSOWs and include the Primary Unit and Backup Unit.

3.40 System Premises: The locations of the facilities where the System is in stalled.

3.41 System User: Any person, legal or natural, that uses the System for its intended purposes, including but not limited to the use in connection with the marketing, procurement and transmission of electricity, and ancillary services.

3.42 Trust: The trust established pursuant to the Funding Decision to manage funds for development of the infrastructure of the ISO.

3.43 Trustee: The trustee or trustees of the Trust.

3.44 Uncontrollable Force: Causes beyond the reasonable control of a Party including but not limited to: flood, fire, lightning, earthquake, unusually severe weather, unavailability of materials, epidemic, quarantine restriction, war, sabotage, act of a public enemy, insurrection, riot, civil disturbance, strike, restraint by court order or public authority and action or non-action by or inability to obtain authorization or approval from, any governmental agency or authority, which by the exercise of due diligence and foresight such Party could not avoid and which by exercise of due diligence such Party is unable to overcome.

3.45 Upgrades: Any modifications, revisions or additions to the Licensed Software that support new versions or releases of the platforms, hardware, operating systems or applications, on or with which the Licensed Software is designed to operate.

3.46 Work: The engineering, analysis, design, development, manufacture, assembly, inspection, testing, shipment, installation, integration, creation of Docu-mentation, training, and all other tasks and obligations of Supplier to be performed or furnished as required by the Contract.

3.47 Work Schedule: A chronological listing of significant events and milestones in the performance of the Work contained in the DSOW, including delivery and testing of the System as agreed to by the Parties.

4. INTERPRETATION OF CONTRACT

4.1 In the event of conflicting provisions within the Contract, the provisions shall govern in the following order: (i) Change Orders from the most recent to the earliest, (ii) this document of agreement, and (iii) the DSOWs. In addition, the SA/SI/BS RFP and Supplier's response are hereby incorporated into the Contract to be used solely for interpretation purposes in the following manner: Supplier reservations in their response to the SA/SI/BS RFP expressly included in the DSOWs shall prevail over the SA/SI/BS RFP, whereas for Supplier reservations to the SA/SI/BS RFP, not expressly retained in the DSOWs, the SA/SI/BS RFP shall prevail. Each party shall notify the other immediately upon the determination of the existence of any conflict.

4.2 The Contract requirements will be interpreted reasonably and, except where an express term or the context otherwise requires, with due consideration given to the materiality of any minor deviation from a particular requirement.

5. SCOPE OF WORK

5.1 Supplier shall perform the work and tender the deliverables described in the DSOWs (Volumes II, III, and IV will be completed by the Parties within one week following execution of the Contract). Stage II DSOWs shall be developed and agreed to by Supplier and Purchaser in conformance with the Stage I DSOWs. If Purchaser and Supplier are unable to reach mutual agreement on the Stage II DSOWs by the date specified in the DSOWs, and any equitable adjustments relating thereto. Purchaser may either (i) re-compete the Stage II Work, or (ii) engage Supplier to provide the full System functionality as provided by the Contract.

5.2 This Contract is intended to include all requirements necessary to perform the Work and to furnish the System in good working order, performing all functions as specified in the DSOWs. Unless expressly excluded in a DSOW or the Contract, any and all equipment, labor, material and services not specified therein but which are reasonably implied from the DSOWs and are reasonably necessary to provide such a System shall be within the scope of the DSOW and shall be furnished by Supplier for the Contract Price.

6. WORK SCHEDULE

6.1 Supplier shall complete the Work and deliver the System and Documentation as shown in the Work Schedule as set forth in the DSOWs. Meeting these dates is essential to the operating schedule of the facilities for which the System is to be furnished. Time is therefore of the essence. The parties agree that completion of each stage of the System pursuant to the Work Schedule is a material obligation of the Contract.

6.2 If any milestone or deadline in the Work Schedule is not met or it is reasonably certain that it will not be met due to causes other than
     (i) Uncontrollable Forces or (ii) Purchaser's failure to meet Purchaser's delivery obligations as specified in Section 9.2.3, and such delayed dates would be reasonably expected to adversely affect the completion of the System in accord with the Work Schedule, Supplier shall, at its own expense, take whatever measures may be required (including but not limited to, adding employees or consultants, shifts, and overtime) to bring the Work back on schedule.

6.3  Uncontrollable Forces:

     6.3.1 Supplier shall not be liable to Purchaser for delay or inability of Supplier to perform the Work, due to Uncontrollable Forces; provided that Supplier (i) promptly notifies Purchaser in writing of the nature, cause, date of commencement, and expected duration of such delay or inability, and (ii) has exercised due diligence to meet the Work Schedule. In such event. Purchaser shall either (a) extend the Work Schedule for a period of time consistent with the period of such delay, without any change in the Contract Price, or (b) direct by a Change Order that subsequent Work be accelerated in order to meet the Work Schedule.

     6.3.2 Purchaser shall not be in default in the performance of its obligations under the Contract (other than obligations to pay monies pursuant to the Contract for Work performed and Accepted or Work performed and thereafter Accepted), if Purchaser's delay or inability to perform is due to Uncontrollable Forces.

     6.3.3 The following delays shall in no event constitute Uncontrollable Forces in performance by Supplier and shall not constitute a reason for extending the date for performance of the Work:

          (a)  Delays by Subcontractors not caused by Uncontrollable Forces;

               (b) Delays in approval by Purchaser due to Documentation or approval schedules not in accordance with the DSOWs; and

               (c) Delays caused by Supplier's lack of sufficient personnel with necessary technical skills.

       6.4 Upon request by Supplier, Purchaser will provide reasonable access to ISO controlled premises including access outside ISO's published working hours and on ISO's observed holidays to the extent necessary for Supplier to deliver the System and Documentation on the dates set forth in the Work Schedule.

       6.5 Supplier's performance hereunder is contingent upon Purchaser's delivery obligations specified in Section 9.2.3. In the event delays in Supplier's performance occur as a result of Purchaser's failure or untimely performance of such Purchaser delivery obligations, the Contract, the Contract Price, or the Work Schedule, as appropriate, shall be equitably adjusted to reflect such delay in a Change Order and Supplier shall not incur any liability to Purchaser or any other person as the result of such delay. Subject to the foregoing, (i) the Purchaser shall promptly notify Supplier when the required performance of such Purchaser delivery obligation will be fulfilled and use its best efforts to fulfill such delivery obligation, and (ii) the Parties will use their best efforts in good faith to work around the deficiency and continue the Work.

7.     RISK OF LOSS

       7.1 Risk of loss of or damage to each Subsystem shall pass from Supplier to Purchaser upon delivery of that Subsystem to the System Premises.

8.    TITLE

       8.1 Title to System hardware shall pass to Purchaser upon payment for that hardware by Purchaser. The license(s) granted to Purchaser as provided in Section 15 shall be effective upon final payment of all amounts due and payable under the Contract upon Acceptance or pursuant to the Termination at Will provisions of Section 27 or the Defaults and Termination for Cause provisions of Section 29.

       8.2 Except for Availability Test data, title to test data developed by Supplier or its Subcontractor and input or output received through operation of the System or Subsystems during such testing shall remain with Supplier, provided that Supplier shall provide a copy of all such test data to Purchaser. Otherwise, title to all data and information input into the System and to all data and information output received through the operation of the System shall remain with Purchaser.

       8.3 Passage of title to the System shall be free and clear of all liens and encumbrances (other than restrictions relating to Licensed Software).

9.   COMMERCIAL TERMS

       9.1    Invoices:

              9.1.1 For progress or partial shipment payments when so stated in the Contract: The invoice for each progress payment listed in Section 9.2.1 below shall be submitted to the Purchaser following completion of the corresponding Supplier performance milestone.

              9.1.2  Final payment:

                     9.1.2.1 Stage I: The invoice for the final payment for
                             Stage I shall be submitted to Purchaser when all of the items of the System for Stage I have been received at the Jobsite or System Premises, as appropriate, and the System for Stage I has been Accepted pursuant to Section 17 hereof.

                     9.1.2.2 Stage II: The invoice for the final payment for
                             Stage II shall be submitted to Purchaser when all of the items of the System for Stage II have been received at the Jobsite or System Premises, as appropriate, and the System for Stage II has been Accepted pursuant to Section 17 hereof.

       9.2    Payment:

              9.2.1  Supplier performance milestones are set forth in Section
                     9.2.2 below. Progress payments shall become due following completion of each Supplier performance milestone without regard for the completion date scheduled for each such Supplier performance milestone. When a Contract Modification is approved pursuant to Section 10, the Contract Price and the remaining Supplier performance milestones and Supplier performance milestone payments as specified in Section 9.2.2, and Purchaser's delivery obligations as specified in Section 9.2.3, shall be adjusted as appropriate. Following completion of each Supplier performance milestone. Purchaser shall pay Supplier the relevant milestone payment within thirty days of receipt of a correct invoice therefor. Late payments shall bear interest at the lesser of (i) of two percentage (2%) points above the reference rate charged by the Bank of America, NT&SA, San Francisco, California, on the first day of each month for that month or portion thereof, or (ii) the highest rate allowed by law.

              9.2.2 Supplier Performance Milestones: The Supplier performance milestones and the percent of the Contract Price to be paid upon completion of each such supplier performance milestone shall be as follows (hereinafter "Supplier Performance Milestones"):

               Stage I - Supplier Performance Milestones

                     Supplier Performance Milestone Schedule
   Stage 1

 1 Contract award                                        4.0%   4.0%  1,822,391
                     March

 2 SA  functional specifications completed and   17-Mar   0.6%  4.6%  2,095,749
   delivered

 3 Integrated Project Workplan completed and de-  21-Mar  0.3%  4.9%  2,232,429 livered

 4  Detail design specifications for DPF, NMB,   21-Mar  0.9%   5.8%  2,642,466
    NAC,  SA TLRC  completed and delivered

 5  System abstracts (SA/SI/BBS) completed and   31-Mar  2.7%   8.5%  3,872,580
    delivered

 6  Project strategy documents completed and de- 31-Mar  0.1%   8.6%  3,918,140
    livered

 7  Initial development environment installed    31-Mar  0.2%   8.8%  4,009,259
 8  Initial equipment received                   31-Mar  6.1%   14.9% 6,788,405
                      April                              0.0%   14.9% 6,788,405
 9  Remaining development environment installed   7-Apr  0.4%   15.3% 6,970,644
10  Spider baseline installed                    15-Apr  1.3%   16.6% 7,562,921

11   System acceptance criteria defined and      15-Apr  0.3%   16.9% 7,699,601
     delivered

11


12  Temporary HR  System activated and ready to        15-Apr   0.2%  17.1%    7,790,720
    enter initial employee data

13  External design for 20 BBS objects completed       15-Apr   0.5%  17.6%    8,018,519

14  Detail design specifications for AS, BEEP, ISC,    15-Apr   1.1%  18.7%    8,519,676
    OS  completed and delivered

15  Administrative system requirements defined and     15-Apr   0.2%  18.9%    8,610,796
    delivered

16  Second equipment shipment received                 15-Apr   3.0%  21.9%    9,977,589

17  External design for 60 BBS objects completed       25-Apr   1.6%  23.5%   10,706,545

18  Integrated logical data model, and internal/       30-Apr   0.7%   24.2%  11,025,464
    external interface designs completed and           30-Apr   0.6%   24.8%   11,298,22
    delivered

19  SI user inteface design specifications completed   30-Apr   0.5%   25.3%  11,526,621
    and delivered

20  Oracle application software installed and ready    30-Apr   0.7%   26.0%  11,845,539
    for configuration

21  Module  test plan completed and delivered          30-Apr   3.0%   29.0%  13,212,332
22  Final equipment shipment received

                        May                                     0.0%   29.0%  13,212,332

23  Network  database built and ready for power         1-May   1.1%   30.1%  13,713,490
    flow verification

24  External design for 60 BBS objects completed        2-May   1.6%  31.7%   14,442,446
25  HR/Payroll System activated and operational        15-May   0.3%  32.0%   14,579,125

26  Design specifications for CONG, OGM completed      15-May   1.1%  33.1%   15,080,283
    and delivered

27  External design for 60 BBS objects completed       16-May   1.6%  34.7%   15,809,239
28  Billing and settlement construction milestone #1   16-May   0.4%  35.1%   15,991,478

29  Training curriculum and plan completed and         23-May   0.3%  35.4%   16,128,158
    delivered

30  SI system detail design complete and ready for     30-May  0.7%   36.1%   16,447,076
    construction




















31  External design for 50 BBS objects            30-May  1.5%   37.6%   17,130,472
    completed - BBS external design completed

32  Billing and settlement constmction            30-May  0.7%   38.3%   17,449,391
    milestone #2

                    June                                  0.0%   38.3%   17,449,391

33  Billing and settlement constmction            13-Jun  0.8%   39.1%   17,813,869
    milestone #3

34  SI prototype ready for user walkthrough       15-Jun  1.3%   40.4%   18,406,146

35  Billing and settlement construction           27-Jun  0.8%   41.2%   18,770,642
    milestone #4

36  Operational dry run plan completed and        27-Jun  0.4%   41.6%   18,952,863
    delivered

37  BBS static screen walkthru                    30-Jun  0.0%   41.6%    18,952,863

38  Oracle Applications configured                30-Jun  0.1%   41.7$    18,998,423

39  Performance test plan completed and           30-Jun  0.2%   41.9%    19,089,542
    delivered

40  Primary site preparation complete and         30-Jun  0.9%   42.8%    19,499,580
    ready for equipment installation and
    testing

                         July                             0.0%   42.8%    19,499,580

41  System test plan completed and delivered      11-Jul  0.1%   42.9%    19,545,140
    42 Billing and settlement construction        11-Jun  0.8%   43.7%    19,909,618
    milestone #5

42  Oracle Applications configuration             15-Jul  0.2%   43.9%    20,000,738
    validated

43  Billing and settlement construction           25-Jul  0.8%   44.7%    20,365,216
    milestone #6

44  Performance test of WEB based (SI)            28-Jul  0.3%   45.0%    20,501,895
    functionality completed

45  Final SI prototype completed and              30-Jul  1.9%   46.9%    21,367,531
    demonstrated

46  Documentation release 0 completed and         31-Jul  0.7%   47.6%    21,686,449
    delivered

47   Primary site hardware/software installed     31-Jul  1.3%   48.9%    22,278,726

                   August                                 0.0%   48.9%    22,278,726

48   Test equipment and spares received            1-Aug  1.2%   50.1%    22,825,443

49   Failover test plan completed and delivered    1-Aug  0.3%   50.4%    22,962,123

13

50  Billing and settlement construction milestone #7 8-Aug 0.8% 51.2% 23,326,601             15-Aug  1.1%   52.3%   23,827,758

51  SA  programs constructed, ready for unit testing,                                        22-Aug  0.5%
    and ready for demonstration (BEEP, AS, inter                                             22-Aug  0.8%
    CONG,  OGM)                                                                              30-Aug  2.0%
                                                                                             30-Aug  1.9%
52  Training material completed and delivered                                                        0.0%
53  Billing and settlement construction milestone #8                                           1-Sep 1.1%
54  'Settlement module testing complete                                                        5-Sep 0.8%
55  SI programs tested and ready for FAT testing                                              15-Sep 0.6%
                     September                                                                15-Sep 0.9%
56  SA  programs tested and ready for FAT testing                                             26-Sep 1.7%
57  Billing and settlement construction milestone #9
58  Backup  site hardware/software installed                                                 52.8%   24,055,557
59  Failover A-B test complete                                                               53.6%   24,420,035
                                                                                             55.6%   25,331,230
60   SI/SA sub-system and SI/SA/PMS integration                                              57.5%   26,196,866
     testing complete (FAT)                                                                  57.5%   26,196,866
                                                                                             58.6%   26,698,023
61  BBS  sub-system (settlements) and BBS/Si integration testing complete                    59.4%   27,062,502
                                                                                             60.0%   27,335,860
62   Billing module testing complete                                                         60.9%   27,745,896
63   1ST complete                                                                            62.6%   28,520,414

64  Admin  systems ready for production                                                      26-Sep  2.5%   65.1%   29,659,408
      Complete all work above before next payment made
                                                                                             30-Sep  2.0%   67.1%   30,570,604
                     October                                                                 30-Sep  4.5%   71.6%   32,620,793
                                                                                             30-Sep  2.1%   73.7%   33,577,548
65   Operational dry run begins
66   Training completed                                                                              0.0%   73.7%   33,577,548
                                                                                              1-Oct  0.0%   73.7%   33,577,548
67   ACC  site hardware installed and ready for testing                                       1-Oct  0.7%   74.4%   33,896.467
                                                                                             13-Oct  0.4%   74.8%   34,078.706

68 BBS subsystems (billing) testing complete and 31-Oct 1.5% 76,3% 34,762,102 integrated with settlements and ready for operational dry run**

                 November                                                                  0.0%   76.3%   34,762,102
                                                                                   1-Nov   0.4%   76.7%   34,944,341
69  Documentation release 1 completed and delivered
                                                                                  25-Nov   0.6%   77.3%   35,217,700
70  Performance volume test complete                                              26-Nov   1.0%   78.3%   35,673,296

71  ISO  primary to backup site failover test complete

                  December                                                                 0.0%   78.3%   35,673,296
                                                                                  26-Dec   0.6%   78.9%   35,946,656
72   Training completed                                                           26-Dec   4.5%   83.4%   37,996,846
73   Operational dry run complete                                                          0.0%   83.4%   37,996,846
                    January  98                                                    8-Jan   7.0%   90.4%   41,186,029

74  Completion of 7 days of ISO production operations

                   March                                                                   0.0%   90.4%   41,186,029
                                                                                   1-Mar   0.6%   91.0%   41,459,388
75   SI/HIM interface completed and put into production
                                                                                  30-Mar   9.0%    100%   45,559,767
76   Availability testing completed and final documentation distributed

** The Billing modules will be made available to the Operational dry run as soon as possible but no later than 11/1/97

               Stage II ; Supplier Performance Milestones: To be established in Stage II DSOWs

9.2.3 Purchaser Delivery Obligations: The Purchaser delivery obligations required for Supplier completion of Supplier Purchaser performance milestones shall be as follows (hereinafter "Purchaser Delivery Obligations"):

                            Stage I - Purchaser Delivery Obligations
                        Purchaser's Delivery Obligations

                                                          Schedule

Provide resource, scheduling data                                  3/22/97
Provide WSS  model                                                 3/22/97

Provide registered TCP/IP and domain name addresses for            4/30/97
ISO

Provide fully functional development site capable of housing        4/1/97
100+ developers

Computer room at primary site, linked to WEnet, and ready to        4/ /97
support production equipment

WEnet POP  available at Hayward, CA                                 4/ /97

Finalize settlement definition (supplier provide proposal by       4/15/97
4/15/97)

Finalize billing/credit definition (supplier provide proposal by   4/15/97
4/15/97)

Provide fully functional physical primary location for equip-      4/  /97
ment shipment  and installation purposes

Computer room  at backup site completed, linked to WEnet,           5/ /97
and ready to support production equipment

WEnet  POP  available at Dominguez Hills, Ca.                       5/1/97
Provide fully functional physical backup site location              5/ /97
Provide all FERC/CPUC  reporting requirements                      7/15/97
ISO  staff available to commence training                          8/20/97
Finalize (i.e., freeze) power system model                        7'/15/97
ISO  operational policies and procedures in place                   9/1/97

ISO staff, non-Alliance provided equipment and systems (with       10/1/97
appropriate interfaces) ready to support operational dry run

Start operational dry run                                          10/1/97


                    Stage I - Purchaser Delivery Obligations
                        Purchaser's Delivery Obligations

                                                          Schedule

Provide resource, scheduling data                                  3/22/97
Provide WSS  model                                                 3/22/97

Provide registered TCP/IP and domain name addresses for            4/30/97
ISO

Provide fully functional development site capable of housing        4/1/97
100+ developers

Computer room at primary site, linked to WEnet, and ready to        4/ /97
support production equipment

WEnet POP  available at Hayward, CA                                 4/ /97

Finalize settlement definition (supplier provide proposal by       4/15/97
4/15/97)

Finalize billing/credit definition (supplier provide proposal by   4/15/97
4/15/97)

Provide fully functional physical primary location for equip-      4/  /97
ment shipment  and installation purposes

Computer room  at backup site completed, linked to WEnet,           5/ /97
and ready to support production equipment

WEnet  POP  available at Dominguez Hills, Ca.                       5/1/97
Provide fully functional physical backup site location              5/ /97
Provide all FERC/CPUC  reporting requirements                      7/15/97
ISO  staff available to commence training                          8/20/97
Finalize (i.e., freeze) power system model                        7'/15/97
ISO  operational policies and procedures in place                   9/1/97

ISO staff, non-Alliance provided equipment and systems (with       10/1/97
appropriate interfaces) ready to support operational dry run

Start operational dry run                                          10/1/97

       Stage II - Purchaser Delivery Obligations: To be established in Stage II DSOWs

          9.2.4 In the event the System or Documentation, or portion thereof, does not conform to the requirements of the Contract, a portion of the progress payment specified for the applicable Supplier performance milestone or the final payment may be withheld until such nonconformance is corrected.

          9.2.5 Purchaser will provide a Letter of Credit, in the form attached as Annex D, at the Bank of America, San Francisco, California, for the benefit of Supplier that will provide assurance of payment of the milestones as achieved. Following payment of the final Stage I Supplier ,Performance Milestone as set forth in Section 9.2.2 above. Purchaser shall renew the Letter of Credit at an amount not to exceed the then

          9.3 Taxes: existing largest remaining Stage II Supplier Performance Milestone as then set forth in Section 9.2.2 above.

          9.3.1 Purchaser shall pay the sales, use, personal property and other taxes applicable to the Work or System, except franchise taxes and taxes levied upon Supplier's income which shall be paid by Supplier. The Parties shall cooperate with each other to minimize any applicable tax, to the extent permitted by law and, in connection therewith, each Party shall provide the other Party with any resale certificates, information regarding the use of materials, services or sales or other exemption certificates or information reasonably requested by the other Party.

          9.3.2 Supplier shall identify separately on invoices (i) the non-taxable portion of the Contract Price and the reason therefor, and (ii) the taxable portion of the Contract Price and the applicable taxes. Supplier shall provide supporting data as may be requested by Pur chaser.

          9.3.3 Field Technical Services: For payment for additional technical services by Supplier at the Jobsite or System Premises, as appropri ate, such as technical support during installation and acceptance ("Field Technical Services") not included in the Contract Price:

          9.3.4 Purchaser shall pay Supplier at Supplier Rates for Field Technical Services approved by Purchaser which are not included in the Contract Price based on actual time spent at Jobsites or System Premises, as appropriate, in the performance of such services, pro vided that Supplier shall have the right to establish a minimum per- call charge for on-site Field Technical Services.

          9.3.5 Purchaser shall reimburse Supplier for local travel and living ex penses while at Jobsites or System Premises, as appropriate, per forming Field Technical Services based on actual cost plus an administrative surcharge of fifteen percent (15%) and for air travel to and from Jobsites or System Premises, as appropriate, at the lesser of published coach/economy class rates or actual costs.

          9.3.6 Supplier shall submit to the PR for approval on a weekly basis timesheets setting forth the actual hours worked in the performance of the Field Technical Services.

          9.3.7 At the end of each month or upon completion of the work, whichev er occurs first. Supplier shall submit its invoice listing the name of the persons, dates and hours worked and applicable rates, including per diem and air travel charges for Field Technical Services per formed during that period.

          9.3.8 Purchaser shall pay correct invoices for Field Technical Services within thirty (30) days after receipt less any unsubstantiated or incorrect charges. Late payments shall be at the lesser of (i) an interest charge of two percentage (2%) points above the reference rate charged by the Bank of America, NT&SA, San Francisco, Cali fornia, on the first day of each month for that month or portion thereof, or (ii) the highest rate allowed by law.

          9.3.9 Recoupment of deductions for unsubstantiated or incorrect charges and retention for Field Technical Services shall be invoiced separate ly, providing substantiating or correcting information.

          9.3.10 Supplier shall provide notice of the event and attending circum stances that may give rise to a claim for an equitable adjustment within thirty (30) calendar days after the event which gave rise to such claim becomes known to Supplier. Failure to give such notice shall result in Supplier's waiver of such claim for additional com pensation. Supplier's acceptance of final payment shall constitute its waiver of all such claims under the Contract.

          9.4       Software Maintenance Agreements:

          9.4.1 Supplier has agreed to enter into, or to use its best efforts to cause applicable third parties, including but not limited to Major Subcon tractors and Subcontractors (except that Supplier shall cause Ernst & Young LLP, a Subcontractor to Supplier through ABB), to enter into, certain Software Maintenance Agreements attached as Annex E and to provide certain services as specified therein, which are to become effective following the warranty period. The price for these services will be payable to Supplier or appropriate third parties, as applicable, upon the signing of this Contract or as otherwise agreed by the Parties.

          9.5 Royalties or other charges for any Intellectual Property Rights necessary to grant the license conveyed in the Contract (directly or by implication) shall be considered as included in the Contract Price.

10. CONTRACT MODIFICATION

          10.1 Generally: Contract Modifications shall be made only by mutual agreement of the Parties. To be valid, such modification shall be set forth in a Change Order amending the Contract that is issued and executed as set forth in this Section 10. All Contract Modifications shall be communicated through the SR and the PR. Each Party shall promptly comply with each Contract Modification executed in accordance with this Section and evidence its accep tance of all of the provisions contained therein by promptly returning the ac ceptance copy of each Contract Modification to the other Party.

          10.2 Purchaser Initiated Contract Modification: Upon receipt of a request for a Contract Modification from Purchaser, Supplier shall, within five (5) business days unless the parties otherwise agree, submit to Purchaser in writing (i) the effect, if any, on Supplier Performance Milestones and Purchaser Delivery Obligations, (ii) the requisite mitigating actions, if required, to ensure System operation by, the dates specified in the Contract, (iii) an assessment of the impact of the Contract Modification on the spare parts, training, testing, Documentation work hours by type of labor, rates, material and Subcontract costs and Work Schedule requirements, and (iv) the adjustment to the Con tract Price of the requested Contract Modification or notification as to when such information and such adjustment to the Contract Price shall be provided by Supplier. Within five (5) business days after receiving such information and such adjustment to the Contract Price for the requested Contract Modifi cation, Purchaser shall approve, reject or withdraw the request for such Contract Modification. Failure by Purchaser to respond within this five (5) day period shall be deemed a rejection of such Contract Modification.

          10.3 Supplier Initiated Contract Modifications: Upon submitting a request for a Contract Modification, Supplier shall provide to Purchaser in writing (i) the effect, if any, on Supplier Performance Milestones and Purchaser Delivery Obligations,
                    (ii) the requisite mitigating actions, if required, to ensure System operation by the dates specified in the Contract, (iii) an assessment of the impact of the Contract Modification on the spare parts, training, testing,

                    Documentation work hours by type of labor, rates, material and Subcontract costs and Work Schedule requirements, and
                    (iv) the adjustment to the Con tract Price of the requested Contract Modification or notification as to when such information and such adjustment to the Contract Price shall be provided by Supplier. Within five (5) business days after receiving such information and such adjustment to the Contract Price for the requested Contracted Modification, Purchaser shall approve or reject the requested Contract Modifi cation. Failure by Purchaser to respond within this five (5) day period shall be deemed a rejection of such Contract Modification.

          10.4 Implementation: Supplier shall not implement a Contract Modification, or submit an invoice for the resulting price change, until the authorizing Change Order has been issued by Purchaser and accepted by Supplier and has been executed by both Parties.

          10.5      Changes:

                    10.5.1 In the event Supplier's cost of performance of the Work or the time required for the Work is increased by (i) a change in the Work directed by PR, (ii) Purchaser's breach of a Purchaser Delivery Obligation under the Contract, or (iii) Uncontrollable Force, an equitable adjustment shall be made in the Contract Price and, if ap propriate, in the Work Schedule. The equitable adjustment or , change of schedule shall be presented to Purchaser in a proposed Contract Modification or a claim, provided, that Supplier has promptly notified Purchaser that Supplier considers that such change, breach or Uncontrollable Force event will cause such adjustment or change.

                    10.5.2 Supplier shall present the Proposed Contract Modification or the claim within thirty (30) calendar days after the event which gave rise to such modification or claim become known to Supplier. Failure to give such notice shall result in Supplier's waiver of such claim for additional compensation. Supplier's acceptance of final payment shall constitute waiver of all such claims under the Con tract.

11. PROJECT MANAGEMENT

          11.1 PR: The PR shall manage Purchaser's activities associated with the Contract. Any correspondence to Purchaser of a technical or administrative nature shall be addressed to the attention of the PR as provided in Section 36 and shall be identified by the Contract number.

11.2 SR: The SR shall have overall responsibility for directing the Work. Any correspondence to Supplier of a technical or administrative nature shall be addressed to the attention of the SR as provided in Section 36 and shall be identified by Contract number.

11.3 Reports: Within thirty (30) days after execution of the Contract, Supplier shall furnish to the PR the current status of the events in the Work Schedule. Thereafter, Supplier shall furnish every month to the PR a status report show ing the actual status of the Work and each Supplier performance milestone. If actual completion of Supplier's performance milestones lag such scheduled dates, an explanation shall accompany the status report stating the problem area, measures taken, and that will be taken, to eliminate the problem, and a good faith estimate of whether or when the item will be back on schedule. Notwithstanding the foregoing, the PR shall be notified immediately of any potential problem situations which may affect the timely completion of any of the Supplier Performance Milestones specified in Section 9.2.2.

         11.3.1  In the event Supplier reports made pursuant to this Section
                 11.3 indicate Supplier's performance milestones as specified in
                 Section 9.2.2 and Work Schedule may not be met. Supplier shall upon re quest by Purchaser review allocation of Supplier's resources and take necessary action, including the assignment or hiring of addi tional employees, or the retention of additional Subcontractors. If, in the opinion of Supplier, the need for such action is due to Pur chaser's failure to meet Purchaser Delivery Obligations as specified in Section 9.2.3, Supplier shall submit a Change Order seeking equitable adjustment within five (5) days of undertaking such correc tive action unless the Parties otherwise agree.

         11.3.2 In the event Purchaser anticipates that a Purchaser delivery obliga tion may not be met. Purchaser shall timely notify Supplier of the problem area, the measures Purchaser is taking, or will take, to provide such Purchaser delivery obligation, and a good faith estimate of whether or when such Purchaser delivery obligation will be provided to Supplier. Notwithstanding the foregoing, the SR shall be notified immediately of any potential problem situations which may affect the ability of Purchaser to provide any of the Purchaser Delivery Obligations specified in Section 9.2.3.

11.4 Records Access: Purchaser, the PR and their agents shall have the right of access to Supplier's and any Major Subcontractor's facilities and non-finan cial records directly relating to the Work upon reasonable notice and during normal working hours to verify conformance to the Work Schedule and in spect the Work.

11.5 Compliance: PR's approval of any interim or partial Documentation or data submittals shall not relieve Supplier from compliance with all the require ments of the Contract.

11.6    Executive Committee:

        (a) The SR will organize and maintain the minutes of, and the PR and SR will alternately chair, an Executive Committee, the principal activities of which will be to review the current status of the Work, including Supplier's progress toward and completion of its perfor mance milestones, and to resolve any outstanding issues escalated by the PR and SR.

        (b) The members of the Executive Committee shall include the PR, the SR, the senior technical manager having responsibility for the System of each of Purchaser and Supplier, an officer or relevant executive of Purchaser, Supplier and each Major Subcontractor, and such other persons as the PR or SR deems appropriate. Each Party shall cause its appointees to the Executive Committee to devote such time and attention to the activities of the committee as may be rea sonably necessary to fulfill its responsibilities. If an appointee ceases to serve on the Executive Committee for any reason, a re placement member of equivalent responsibility will be appointed as soon as practicable by the applicable Party.

        (c) The Executive Committee shall meet as often as necessary, but not less than bi-weekly by telephone, and once per month in person. At each meeting, the Executive Committee shall review, among other things, (i) Supplier's conformance to the Work Schedule, including but not limited to Supplier's progress toward and timely completion of its performance milestones, (ii) Purchaser's conformance to the Work Schedule, including but not limited to Purchaser's progress toward and timely completion of its delivery obligations, (iii) Sup plier's current staffing levels and any anticipated requirements for additional staffing,
                (iv) Supplier's anticipated requirements for access to Purchaser's personnel during the following thirty (30) days, (v) where necessary, adjustments to the Work Schedule by Supplier and Purchaser during the following thirty (30) days, (vi) proposed changes to the DSOWs, the Work, Supplier's performance milestones. Purchaser's delivery obligations, or the System function ality or performance requirements or capabilities, including any outstanding Change Orders, (vii) claims by Supplier under Section 10.5, and (viii) all other issues escalated to the Executive Committee by the PR and SR.

        (d) During the period between meetings of the Executive Committee, the Parties will work together to implement the agreements reached by the Executive Committee including, to the extent necessary, revising the Supplier Performance Milestones, Purchaser Delivery Obligations, DSOWs, and Work Schedule in harmony with those agreements.

12.  CODES AND STATUTES

       12.1 The Work shall comply with all applicable laws, statutes, acts, ordinances, regulations, codes and standards of federal, state and local governmental agencies having regulatory jurisdiction. Any changes to these after January 21, 1997, the date of Supplier's bid submitted to Purchaser, shall be treated as a change to the Work and shall be authorized by a Change Order.

      12.2 Supplier shall conform to the employment practices requirements of Execu tive Order 11246 of September 24, 1965, as amended, and applicable regula tions promulgated thereunder.

13.  SUBCONTRACTORS

       13.1 Supplier shall at all times be responsible for the Work, and for the acts and omissions of Subcontractors and persons directly or indirectly employed by Subcontractor, which acts or omissions, were they acts or omissions of Supplier or any persons directly employed by Supplier, would be a breach of the Contract. The Contract shall not constitute a contractual relationship between any Subcontractor and Purchaser. Purchaser shall not have any obligation for payment to any Subcontractor. Purchaser shall have the right to approve any new Subcontractors who shall have responsibility for delivery of a Subsystem, provided that such approval shall not be unreasonably with held.

14.  PROPRIETARY INFORMATION AND MATERIAL

       14.1 Confidential Material: "Confidential Material" shall mean business or techni cal information and materials (including but not limited to plans, drawings, specifications, designs, oral and visual disclosures, records, source code and object code and related documentation) that is marked "confidential" or with words of similar meaning, and provided to one party (the "Receiving Party") by the other Party. Confidential Material shall also include, but not be limited to, information received from a Disclosing Party in connection with the DSOW, the Contract, or the performance of the Work, information devel oped expressly for Purchaser under the Contract, and all Licensed Software and Documentation. Confidential Material shall not include information that the Receiving Party establishes by substantial evidence:

                (i) is or has become generally available to the public other than by a disclosure by the Receiving Party;

                (ii) was possessed by the Receiving Party prior to its acquisition from the Disclosing Party; provided that the source of such informa tion was not known by the Receiving Party to be bound by a confi dentiality obligation to the Disclosing Party or any other party with respect to such information;

                (iii) is received by the Receiving Party from a third party who has the right to disclose such information;

                (iv) has been independently developed by the Receiving Party by its employees or third parties that have not had access to the Confi dential Material in the possession of the Receiving Party; or

                (v) is required by law, or by a governmental agency, court or tribunal, to be disclosed.

14.2 A Receiving Party in possession of Confidential Material from a Disclosing Party obtained under this Contract, the DSOW or during the negotiations of this Contract shall hold such Confidential Material in confidence and, except as permitted in this Section 14, shall not disclose it, or otherwise make it available to any person or third party, or use it for the benefit of any third party, without the prior written consent of the Disclosing Party.

14.3 Each Party agrees that all Confidential Material in its possession that was received from a Disclosing Party:

                (i) shall be used by such Party (including its employees, agents and consultants) only for the purpose of performing the Work or in operating and maintaining the System by, or for, the Purchaser; and

                (ii) shall not be reproduced, copied, in whole or in part, except as specifically directed by the Disclosing Party, or if necessary for the purposes set forth in (i) above; and

                (iii) shall, together with any copies (except backup and archival copies produced in accordance with a Party's network information processing procedures or retained in accordance with applicable law), reproductions or other records thereof, in any form, and all in-

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                formation and materials developed therefrom, be returned to the
                Disclosing Party when no longer needed in connection with the Contract or in the use of the System, by or for the Purchaser, except as otherwise expressly agreed by the Parties in writing; and

                (iv) may be disclosed by such Party to employees, consultants and third persons (including its contractors, subcontractors, consultants or other person) for the purposes set forth in (i) above if the Receiving Party obtains from such persons a written nondisclosure agreement substantively equivalent to this Section 14 to treat such information or material as confidential; and provided, however, that disclosure of Licensed Software Source Code or Documentation shall not be made to any such consultants or third persons unless the Purchaser has first offered to Supplier, and Supplier has declined, the opportunity to provide to Purchaser, on substantially the same terms and price offered by any such consultant or third person, the service or prod uct for which such a disclosure is necessary.

       14.4 Confidential Material furnished to the Receiving Party in connection with the Contract, shall be protected by the Receiving Party from disclosure to others with reasonable efforts in that regard.

       14.5 Each Receiving Party agrees that (i) violation of this Section 14 would cause irreparable harm to the Disclosing Party which could not be adequately reme died by damages, and (ii) injunctive or other equitable relief is an appropriate remedy for violation of this Section 14. Receiving Party also agrees to waive any requirement for the posting of any bond by the Disclosing Party in connection with such remedy.

       14.6 Except as otherwise expressly provided for or incorporated into the Contract, the confidentiality provisions of this Section 14 shall constitute the sole confi dentiality obligations of the Parties under the Contract.

15.  PROPRIETARY RIGHTS AND LICENSES

       15.1 Software License. Supplier hereby grants to Purchaser, upon Acceptance and final payment or as otherwise provided in the Contract, including the Annexes thereto, a non-exclusive, 99-year, nontransferable (except pursuant to an assignment under Section 30) fully paid-up, license to use, reproduce, distrib ute, and display (all of the foregoing to the extent reasonably necessary) the Licensed Software in connection with the authorized use of the System, in cluding, but not limited to, training, operation, modification, and mainte nance, subject to the provisions of this Section 15.

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15.1.1  Purchaser Limitations:

(a) Purchaser shall restrict the installation and use of the Licensed Software to two sites (logical), and to computer workstations at participating area control centers and SCADA centers, and will not use the Licensed Software to provide electric transmission jurisdic tion, or to extend System applications or functions, beyond the control areas, as they exist on the Contract Date, of the electric utilities any part of whose service areas as of the Contract Date are within the California-Southern Nevada Area of the WSCC Sub- Region as shown on the map attached hereto as Annex F. There is no geographic limit on acquisition of transmission grid data or generation control/date acquisition via computer links to other independent control centers, ISO's, data banks or other communi cation channels to generators.

(b) Purchaser shall not reverse engineer, disassemble, or decompile any of the Licensed Software, including but not limited to Licensed Soft ware provided by Supplier's licensors. Purchaser shall make all reasonable efforts to prevent any of its employees and subcontractors (other than those Subcontractors engaged by Supplier) from indepen dently attempting any such prohibited activities;

(c) Purchaser shall not publish the results of any benchmark tests run on the Licensed Software;

(d) Purchaser recognizes and acknowledges the licensors of third party software included in the Licensed Software to be third party bene ficiaries of this grant of license;

(e) Except as otherwise permitted in Section 30, Purchaser will not assign, timeshare, rent, or resell the Licensed Software to other persons, use the Licensed Software to provide consulting services to other persons at a profit, or reuse or install on third party systems the License Software;

(f) Purchaser shall protect the Licensed Software from disclosure to others in accordance with the provisions set forth in Section 14 of this Contract;

(g) Purchaser shall not permit use of Licensed Software applications that utilize third party software, as specified in the DSOWs, by more than the licensed number of concurrent users as specified in the DSOWs or such additional number of concurrent users for which

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        additional license fees have been paid, or on any basis other than that for which such third party software has been licensed;

(h) Purchaser shall be bound by the license agreement terms required by third party software providers of any of the Licensed Software as specified in the DSOWs which are procured by Supplier in pre packaged form for delivery to Purchaser under the Contract; and

15.1.2 Purchaser Rights: Purchaser's rights under this grant of license shall include:

        (a) the right to use the Licensed Software by means of, or in conjunction with, known and future technologies, including but not limited to known and future platforms, provided that such technologies (or platforms) have been duly licensed to Purchaser for such use. Purchaser has paid any required royalties or license fees associated with such license, and pro vided further that neither Supplier nor its Subcontractors shall have any obligation to support the Licensed Software on or in conjunction with such future technologies (or platforms).

        (b) the right to use Upgrades and Enhancements of the Licensed Software during the life of the System as it may be modified from time to time;

        (c) the right to permit employees, contractors and consultants of Purchaser to use and reproduce (to the extent reasonably necessary) the Licensed Software solely in conjunction with or for the purpose of the performance of services for Pur chaser in connection with the System;

        (d) the right to permit System Users to use the executable form of the Licensed Software as required for their use of the Sys tem for its specified purposes;

        (e) the right to develop, or have developed on its behalf. Deriva tive Works, Future Developments, Upgrades, Enhancements or Error Corrections using the Licensed Software technol ogies; and

        (f) the right to use the Licensed Software for performing ISO functions as such functions are defined in the Trust Agree ment, legislation, decisions of the CPUC, and the Memoran dum of Understanding leading to the formation of the ISO as

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                of the Contract Date and subject to the restrictions of Section
                15.1.1 (a).

        15.1.3 With respect to third party software, nothing herein is to be con strued as conveying any additional rights beyond that granted in the applicable third party software license as such licenses are identified in Annex G.

        15.2 Customized Software. To the extent that Customized Software and any De rivative Works of the Customized Software are licensed by Supplier to third parties. Supplier agrees to pay Purchaser a recoupment fee to be assessed on every such license granted; such Customized Software and applicable recoup ment fees which are to be negotiated. Such Customized Software and recoupment fees are identified in Annex B as updated from time to time as agreed by the Parties.

        15.3 Future Developments. Future Developments shall be made pursuant to a purchase order under terms, including ownership, to be negotiated on a case- by-case basis.

        15.4 Right to Copy the Licensed Software. Purchaser shall be entitled to make or cause to be made up to the number of copies of the Licensed Software as specified in the DSOWs for the purposes permitted hereunder, plus a reason able number of backup and archival copies. Such copies may be made with out further permission of Supplier or the copyright owner and regardless of whether such Licensed Software or other materials are copyrighted or other wise proprietary. All such copies shall be subject to the terms of the Contract and to the applicable license agreement.

        15.5 Distribution Rights: Purchaser may distribute authorized copies of the Li censed Software for purposes permitted hereunder to Authorized Users (subject to Section 14 obligation to obtain non-disclosure agreements) by such means or technologies as Purchaser may choose, including without limitation physical media, electronic transmission and telecommunications, and known and future technologies, provided that such distributions are in accordance with the confidentiality provision of Section 14.

16.  SOURCE CODE

        16.1 Supplier shall deliver to Purchaser the Source Code for these portions of the Licensed Software specified in the DSOW.

17.  INSPECTION, TESTING AND ACCEPTANCE

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17.1    Inspection: Purchaser shall have the right at all reasonable times to inspect and witness testing of the System and to verify milestone completion through visual inspection or review of relevant records. Supplier shall make all necessary arrangements and provide all reasonable facilities and access for such inspection and witnessing, either at Supplier's place of fabrication, manufacture or assembly, or at any other place where any major assembly of the System is fabricated, manufactured or assembled. Inspection by Pur chaser shall not be construed as constituting either a waiver of any rights of Purchaser or obligations of the Supplier, or Acceptance. Supplier shall give Purchaser a minimum often (10) calendar days prior notice as to the time when the System or any major hardware and software component thereof will be ready and available for inspection.

17.2    Stage I Testing, Placing in Service and Acceptance:

        17.2.1 The System shall be tested by Supplier and Purchaser pursuant to ATPs as provided in the appropriate Stage I DSOWs, to include Integrated System Stability Testing, Operational Dry Run, and Availability Test.

        17.2.2  Ready To Be Put In Service

               17.2.2.1 Upon completion of the Stage I Operational Dry Run, the
                        System will be deemed to be ready to be put in service if there are no Critical Variances. "Critical Variances" are those which (i) render any Stage I System functions as defined in the DSOWs unavail able, (ii) reduce the availability of the total System below adequate levels,
                        (iii) produce erroneous results which affect System operations, or (iv) render System performance below adequate levels as specified in the DSOWs.

               17.2.2.2 The existence of variances which are not Critical
                        Variances will not be a basis to consider the System not ready to be put in service. However, an aggrega tion of variances which individually are not Critical Variances but which in combination meet the criteria for a Critical Variance, will be considered as a Criti cal Variance for purposes of this section.

               17.2.2.3 If, despite the existence of Critical Variances, the
                        System is actually placed in service by the ISO, it

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will be deemed to be ready to be put in service for the purposes of this section.

17.2.3  Acceptance:

        Acceptance of the System ("Acceptance") by Purchaser shall occur when all of the following conditions have been met or waived by the Purchaser in writing:

        17.2.3.1 All tests required by this Contract and the DSOWS, required for Stage I have been completed in accor dance with the terms and conditions herein; and

        17.2.3.2 The System has been put in service and meets all of the requirements for Stage I set forth in this Contract and the DSOWS and operates and performs all func tions as described.

        17.2.3.3 All deliverables including instruction books, manuals, and all other Documentation, have been received by Purchaser in conformance with this Contract; and

        17.2.3.4 Purchaser or PR has notified Supplier in writing of Acceptance.

        17.2.3.5 The Work shall be deemed completed, accepted, and ready for final payment when all of the aforestated conditions have been met. Upon such Acceptance, Supplier shall invoice Purchaser for the final payment and any and all outstanding retention.

17.2.4 In the event Purchaser has not notified Supplier in writing of Accep tance and Supplier believes Section 17.2.3 has been satisfied so that Acceptance by Purchaser is warranted. Supplier may notify Purchas er in writing asserting that Acceptance is warranted and Purchaser shall respond within thirty (30) days, stating whether it agrees with Supplier. In the event Purchaser determines Acceptance is not yet warranted, the Parties shall make a good faith effort to resolve such dispute prior to resorting to dispute resolution pursuant to Section 26. Pending resolution of such dispute. Purchaser shall otherwise pay undisputed properly invoiced amounts and Supplier shall contin ue to perform the Work in accordance with the Work Schedule.

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        17.3    Stage Two Testing and Acceptance: Stage II testing shall be conducted pursuant to the Stage II DSOWS that will be developed and agreed to as provided in Section 5.1.2. Acceptance of the Stage II System shall be accomplished by the same procedures as required for Stage I acceptance at Section 17.2.3.

18.  WARRANTIES

        18.1 System Warranty: Supplier warrants that all components of the System (including but not limited to hardware and Licensed Software) furnished by Supplier under the Contract, shall:

                (a)     be free of all liens and other encumbrances of title;

                (b) be new as of a date not earlier than the Contract Date, not from the surplus market, and of the kind and quality specified in the DSOWs;

                (c)     perform the functions specified in the Contract; and

                (d) conform to all requirements and descriptions, detailed and general, regarding the System contained in the Contract and/or the Documen tation.

        18.2 Software Warranty: Supplier warrants that the Licensed Software will:

                (a) be in good operating order and conform in all respects to the Docu mentation, all applicable ATPs and the Contract;

                (b) be compatible with and operate properly on, or with, the hardware for which it is intended;

                (c) be free from viruses or other surreptitious code that affect the oper ation or the good working order of the Licensed Software or the System;

                (d) not contain any code which would have the effect of disabling or otherwise shutting down authorized use of all or any part of the Licensed Software or the System; and

                (e) on or before July 1, 1998, be century compliant for the year 2000. In order to be century compliant. Supplier agrees that the Custom ized Software shall be capable of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year, and that Supplier shall use

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                its best efforts to ensure Licensed Software obtained from third parties (excluding Customized Software provided by Ernst & Young LLP which shall be treated for these purposes as being provided directly by Supplier) shall be so capable. Supplier agrees that Purchaser may request test scripts from Supplier to validate that the Licensed Software is century compliant and determine the latest future date such Licensed Software is able to process. In the event Supplier is unable to validate the ability of the Licensed Software to be century compliant on or before July 1, 1998, Supplier shall, within 10 days of Purchaser's request, at Purchaser's option, either (a) permit Purchaser to modify such software so that it is century compliant or (b) reimburse Purchaser for the costs of obtaining a function equivalent of such software.

        18.3 Hardware Warranty: All Hardware is supplied only as warranted by the manufacturer. All original manufacturer's warranties covering the hardware shall be transferred and assigned to Purchaser upon installation of such hardware at the Jobsite, or System Premises, as appropriate. Upon expiration of such warranties, it shall be the responsibility of Purchaser to enter into a hardware maintenance agreement directly with the manufacturer or a third party of Purchaser's choosing. Supplier warrants that all hardware delivered by Supplier under the Contract shall be free of all liens and encumbrances.

        18.4 Documentation Warranty: Supplier warrants that the Documentation shall be accurate, complete, and as specified in the DSOW. Supplier shall, at its sole expense, promptly correct any nonconforming Documentation .

        18.5 DISCLAIMERS: SUPPLIER EXPRESSLY WARRANTS THE SYSTEM AND THE WORK PERFORMED HEREUNDER ONLY AS SET FORTH HEREIN. SUPPLIER MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED. NO IMPLIED WARRANTIES, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SHALL APPLY. SUPPLIER'S SOLE OBLIGATION AND THE EXCLUSIVE REMEDIES OF PURCHASER FOR ANY BREACH BY SUPPLIER OF ITS WARRANTIES SHALL BE AS EXPRESSLY STATED IN THIS SECTION 18.

        18.6 Exclusions: The limited warranty provided in the Contract will not apply to, and Supplier will have no warranty obligation with respect to, any defect, malfunction or nonconformity resulting from (i) improper site preparation or maintenance by or on behalf of Purchaser (other than by Supplier or its Subcontractors), (ii) calibration, maintenance, modification or use by or on behalf of Purchaser (other than by Supplier or its Subcontractors), (iii) operation of hardware outside of its published environmental specifications, includ-

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                ing any failure of electrical power, air conditioning or
                humidity controls, (iv) hardware, software, interfacing or supplies installed or supplied by Purchaser, any subcontractor to Purchaser (other than Supplier or its Subcontractors, or any System User, or (v) any cause other than ordinary use. In addition, Supplier will have no warranty obligation to adjust, repair or replace any component of its adjustment, repair or replacement is made impractical because of post-installation changes made by Purchaser or its subcontractors (other than by Supplier or its Subcontractors) rendering such component inaccessible for purposes of the required adjustment, repair or replacement.

        18.7 Duration: Any failure of the System, the Documentation or the Licensed Software to comply with the express warranties set forth in this Section 18 which is discovered within one year after acceptance of the portion of the Work affected by such failure, but not later than the effective date of the Maintenance Agreement into which Purchaser will enter as provided in this Contract, shall be corrected by Supplier in a manner approved by the Purchaser, such approval not be unreasonably withheld, at Supplier's sole expense with due diligence and dispatch as required to make the System conform to the warranties stated in this Contract, including, but not limited to, any necessary adjustments, modifications, repair or replacement, changes to the Licensed Software and Documentation, and including all necessary parts, transportation charges and labor as may be necessary. Such correction shall be Purchaser's exclusive remedy and Supplier's sole liability for any such breach of warranty.

        18.8 Warranty Performance: Supplier shall perform such corrective Work at the facilities where the System is installed to minimize the down time of the System. Such Work shall be performed as follows: For any defects, malfunctions or nonconformities that prevents the proper use of the System, Supplier shall provide diagnostic information within four (4) hours after the Purchaser's problem call, and, if correction at the Jobsite is required, shall dispatch personnel within twenty-four (24) hours after the Purchaser's problem call to perform such corrective Work. For minor defects, malfunctions or nonconformities which do not affect the use or operation of the System, Supplier may group the correction of such defects, malfunctions or nonconformities as agreed to by the Purchaser.

        18.9 Cover: If Supplier fails to promptly make the necessary corrections of defects, malfunctions or nonconformities discovered during the warranty period, the Purchaser, upon notification to Supplier, may perform or have performed such necessary warranty correction work and Supplier shall pay the Purchaser for all such costs reasonably incurred including, but not limited to, direct labor programming, consulting, material, subcontracts, and other related costs.

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        18.10   Services: Supplier warrants that all Work performed by Supplier pursuant to the Contract shall be performed with the degree of skill of the trade and care required by good and sound procedures and practices prevailing at the time when the services are performed and shall meet the requirements of the DSOW. In the event that any services performed pursuant to the Contract are discovered within ninety (90) days after completion of such services not to comply with the foregoing warranty. Supplier shall immediately correct and/or re-perform such services.

        18.11   Conditions of Warranties: The warranties set forth in this
                Section 18 are subject to the following conditions applicable to the item for which a breach of warranty is claimed:

                18.11.1 The Purchaser shall give Supplier written notification
                        (or telephone notification followed up in writing) of any failure to comply with a warranty within a reasonable time after the Purchaser becomes aware of such failure.

                18.11.2 The Purchaser shall have the right to continue to
                        operate the System, or any part thereof which may require warranty correction or repair, until such time as the Purchaser elects to remove such System or part thereof from service; provided that. to the extent Supplier would not otherwise be liable under the Contract, Supplier shall have no liability or obligation to Purchaser for any damage to the System or liabilities caused by such continued operation.

                18.11.3 The Purchaser shall operate and maintain the System in accordance with the operation and, if applicable, maintenance procedures agreed upon by the Parties; provided and on condition that. Supplier shall furnish to Purchaser such operating and maintenance procedures clearly stated in writing and properly identified.

                18.11.4 Final payment by the Purchaser shall not release
                        Supplier from any of its warranty obligations.

19.     SUPPLIER'S SYSTEM SUPPORT

        19.1 Supplier or Major Subcontractors shall make available replacement parts, expansion modules, hardware and software support on System components for a period of up to 10 years, provided that Purchaser shall have purchased, and Supplier put into effect, the Software Maintenance Agreements with Supplier or Major Subcontractor and appropriate maintenance agreements with hardware manufacturers through the same period. In the event, however, that certain of these devices are not available due to obsolescence, and duplicates

34

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                cannot be purchased at a reasonable price in comparison with that of the original unit, the Supplier may, with prior Purchaser approval not be unreasonably withheld, supply a device which is nearly similar and provides comparable services with functionality and responsiveness comparable to the obsolete device.

        19.2 If, for administrative reasons. Purchaser orders replacement parts for the System under a new purchase order instead of under the Contract, Supplier or Major Subcontractors agrees to sell such replacement parts under these general terms and conditions as set forth in the Contract.

        19.3 Supplier further agrees that, if Supplier or Major Subcontractors cannot or no longer fulfills its maintenance and spare part obligations. Supplier or Major Subcontractor shall use it best efforts to provide or secure for Purchaser the necessary maintenance services and, on a form, fit, and function basis, the required spare parts,

        19.4 Supplier shall not unreasonably interfere with normal operation of the facilities where the System is installed, or with the equipment, or the work of any contractors or subcontractors on the System Premises. When Supplier anticipates unavoidable interference, it shall so notify the PR as soon as possible, but at least fifteen (15) days in advance. The PR shall determine, in advance, whether such interference is unavoidable and shall, if required, establish the reasonably necessary procedures under which the interference shall be allowed. The PR shall have final determination of priorities in case of conflicts with operations or work of others. Supplier shall not operate any of the ISO's equipment (other than the affected portions of the System if necessary at the sole discretion of Purchaser to provide the System support) or control devices or those of any other contractor or subcontractor to Purchaser on the System Premises.

20.     INFRINGEMENT PROTECTION

        20.1 Supplier shall indemnify and save harmless the Purchaser and its successors, permitted assignees and transferees and Authorized Users (all herein referred to individually as "Infringement Indemnitee" and collectively as "Infringement Indemnitees") against any and all liabilities, judgments, costs, expenses, and damages, which may be awarded against any of the Infringement Indemnitees in any suit, action or proceeding brought against any of the Infringement Indemnitees for infringement or alleged infringement of any Intellectual Property Right in a court of competent jurisdiction, arising out of the use by the Infringement Indemnitee(s) of the System or any part thereof, in the ordinary course of its use for the purposes hereunder specified or the exercise of any rights granted under Section 15 hereof. If any action, claim or suit for infringement of any Intellectual Property Right or other proprietary right, or royalty or license agreement, be made or instituted against the Infringement Indemnitee(s) as above specified on account of the use of the System, (or any part thereof) or the exercise of the granted rights, Supplier shall assume the defense of such action, claim or suit and all expenses incident to the defense thereof.

        20.2 Supplier shall have no liability under this section and Purchaser shall indemnify and save harmless Supplier: (i) for any claim of infringement based on the use of any superseded or altered release of any Licensed Software provided or obtained by the Purchaser from parties other than the Supplier if the infringement would have been avoided by the use of a current unaltered release of the Licensed Software (or component thereof) provided to Purchaser by Supplier; (ii) for any claim of infringement based on Purchaser's modification of the System or any component thereof; (iii) for any claim of infringement based on Purchaser's use of the System in conjunction with any product or software not furnished by Supplier or for a purpose not specified in the DSOWs; or (iv) in the event the violation of such third party rights were due to directions by Purchaser to adopt specific hardware or software items or configurations that had not been proposed by the Supplier to meet the requirements of the DSOWs. In assuming the defense of such claim(s) or suit(s) Purchaser shall have control thereof and Supplier shall provide Purchaser with the assistance, information, and authority necessary to perform its obligations under this Section. The Infringement Indemnitee(s) shall be kept fully informed as to the progress thereof and have the right to confer about and give advice and assistance regarding the same.

        20.3 Consistent with the scope of Supplier's obligations as set forth in Section 20.1, in the event that (a) there is an adjudication that the System or any component or its use constitutes infringement, or (b) the use or sale of any such System or component is enjoined. Supplier shall or as soon as possible and in any event within thirty (30) days from the occurrence of any of the aforestated events, at its option and expense either:

                        (i) Procure for the Purchaser the right to continue using the System;

                        (ii) Replace the System or infringing components with non-infringing ones providing service equal to that contracted for hereunder; or

                        (iii) Modify the System or infringing components thereof so that they become non-infringing while providing service equal to that contracted for hereunder.

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        20.4    Supplier's obligations under Section 20.3 shall be in addition to those under Section 20.1 but together constitute Supplier's entire liability and Purchaser's exclusive remedy for infringement of any Intellectual Property Rights.

21.     FITNESS FOR DUTY

        21.1    Supplier and its Subcontractor personnel on the Jobsite shall:

                (a)     report for work in a manner fit to do their job;

                (b) not be under the influence of or in possession of any alcoholic beverages or of any controlled substance (except a controlled substance as prescribed by a physician so long as the performance or safety of the Work is not affected thereby); and

                (c) not have been convicted of any serious criminal offense which may have an adverse impact on Purchaser.

        21.2 Searches by Purchaser's authorized representatives may be made of lockers, storage areas, vehicles, persons or personal effects on Purchaser' s-owned or leased property at various times without prior announcement. Such facility inspections may be conducted using detection dog teams to search work areas and other common areas in order to detect evidence of unlawful drug use or other prohibited items (pyrotechnics, explosives, firearms, weapons, or facsimiles thereof, alcohol and illegal drugs). Prohibited Items must not be " brought onto or kept on such property.

        21.3 Supplier shall (i) advise its personnel of these requirements before they enter on the Jobsite or System Premises, as appropriate, (ii) notify Purchaser of any violation of these requirements, and (iii) unless the Parties otherwise agree, immediately remove from the Jobsite or System Premises, as appropriate, any person determined to be in violation of these requirements. Supplier shall impose these requirements on its Subcontractors. The aforestated requirements apply solely to Jobsites and System Premises, as appropriate, and shall not be construed to reflect the employment or contractual relationships of Supplier, its employees, agents or Subcontractors.

22.     INDEMNITY

        22.1 Supplier shall, at its own cost, defend, indemnify and save harmless Purchaser, and its officers, agents, employees, and assignors, assignees, and successors in interest ("Indemnified Parties") from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, resulting from the death or

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     injury to any person or damage to or losses of any property arising out of, and during, the Supplier's performance except to the extent caused by the negligence or willful misconduct of such Indemnified Parties.

22.2 Supplier shall save harmless Purchaser, its assignees and successors in interest for any and all damages, costs and expenses (including property replacement costs) arising from damage to or loss of Purchaser's property (which for purposes of this Section 22.2 shall include but not be limited to the System, the System Premises and any equipment on the System Premises) arising out of and during the Supplier's performance of the Contract, except to the extent caused by the negligence or willful misconduct of Purchaser.

22.3 The indemnities set forth in this Section 22 shall not be limited by the insurance requirements set forth in Section 23.

22.4 Purchaser shall, at its own cost, defend, indemnify and save harmless Supplier, and its officers, agents, employees, assignors, assignees, and successors in interest ("Indemnified Parties") from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, resulting from the death or injury to any person or damage to or losses of any property arising out of or in connection with the Purchaser's performance, or Purchaser's failure of performance of the Contract, however caused, except to the extent caused by the negligence or willful misconduct of such Indemnified Parties.

22.5 Supplier's indemnity obligations set forth in this Section 22 shall not apply to liabilities, damages, losses, claims, demands, actions, causes of action, costs, or any of them, arising from claims asserted by third parties, based on Purchaser's use of the System, and Purchaser shall indemnify and defend Supplier ("Indemnified Party") from and against any and all such claims.

22.6 The indemnity obligations contained in this Section 22 are contingent upon the Indemnified Parties giving the indemnifying party prompt written notice of any such claim, full cooperation in the defense of any such claim, and the right to defend against any such claim with counsel of the indemnifying party's choosing and to settle or compromise any such claims as the indemnifying party deems appropriate, subject to the payment by the indemnifying party of any settlement or compromise amount. Failure to do so shall relieve the indemnifying party of any obligation or liability pursuant to this Section 22. Except to the extent costs were reasonably and necessarily incurred prior to prompt notice being given to the indemnifying party, the Indemnified Parties shall not incur, nor shall the indemnifying party be liable for, any of the Indemnified Parties' costs or expenses related to such claims, without the consent of the indemnifying party. Indemnified Parties shall have the right to

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     employ their own counsel for any such claim, but the fees and expenses of such counsel shall be borne by the Indemnified Parties.

23. INSURANCE

     23.1 Supplier shall maintain for the Work, and shall require that each Subcontractor performing any service at the Jobsite or System Premises, as appropriate, (except material delivery only) (hereinafter referred to as "Jobsite Subcontractor") maintain, at all times during the Work and at its own expense, valid and collectible insurance as required below. This insurance shall not affect Supplier's liability under the indemnity provisions of Section 22, and shall not be terminated, expire, nor be materially altered without giving thirty (30) calendar days' advance written notice to Purchaser.

   23.1.1 As evidence that policies do in fact provide the required coverages and limits of insurance listed below and that such coverages and limits are in full force and effect. Supplier shall furnish to Purchaser certificates of insurance on forms reasonably acceptable to Purchaser. Supplier shall require each Jobsite Subcontractor to provide such certificates of insurance to Supplier. Certificates shall be furnished and made available within thirty (30) days after execution of the Contract or subcontract but in any event prior to start of the Work.

   23.1.2 Any other insurance carried by Purchaser, its officers, agents, and employees which may be applicable shall be deemed to be excess insurance and Supplier's insurance shall be deemed primary for all purposes despite any conflicting provision in Supplier's policies to the contrary, solely to the extent of Supplier's indemnity obligations under the Contract.

          (a) Worker's Compensation with statutory limits, as required by the state in which the Work is performed, and Employer's Liability Insurance with limits of not less than $1,000,000. Carriers furnishing such insurance shall be required to waive all rights of subrogation against Purchaser, its officers, agents, employees and other contractors and subcontractors.

          (b) Commercial General Liability Insurance, written on an "oc currence" basis, products/completed operations, broad form property damage liability, and contractual liability. Such insurance shall bear a combined single limit per occurrence and annual aggregate of not less than $5,000,000, exclusive of defense costs as respects products and completed operations, and a combined single limit per occurrence and annual

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

               aggregate of not less than $5,000,000, exclusive of defense costs as respects all other coverages. Such insurance shall: (i) acknowledge Purchaser, its officers, agents and employees as additional insureds as regards Supplier's acts or omissions; (ii) be primary for all purposes; (iii) contain standard cross-liability or severability of interest provisions; and (iv) contain no explosion, collapse, or underground exclusions, to the extent of Supplier's indemnity obligations under the Contract.

          (c) If Supplier elects, with the concurrence of Purchaser, to use a "claims made" form of Commercial General Liability Insur<172> ance, then the following additional requirements shall apply: (i) the retroactive date of the policy shall be at least one (1) day prior to the commencement of the Work; and (ii) cover<172> age for the Work shall be maintained in effect for a period of not less than two (2) years after completion of the Work, or a supplemental extended reporting period of not less than two (2) years after completion of the Work shall be included. These requirements shall ensure that such insurance shall enable Purchaser to recover for claims reported at any time commencing with the start of Work and continuing to a date not less than two
               (2) years following completion of the Work.

     23.2 Each Party shall report immediately to Purchaser and confirm in writing any injury, loss, or damage incurred by either Party or Jobsite Subcontractors in connection with the Work, or its receipt or notice of any claim by a third party, or of any occurrence that might give rise to such claim.

     23.3 If Supplier fails to comply with any of the provisions of this Insurance Section, Supplier shall, at its own cost, defend, indemnify and hold harmless Purchaser, its officers, agents, employees, assignors and assigns, and predecessors and successors in interest, from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs including attorney's fees and expenses, or any of them, resulting from the death or injury to any person or damage to any property to the extent that Purchaser would have been protected had Supplier complied with all of the provisions of this section.

24.SAFETY NOTIFICATIONS

     24.1 Supplier shall provide (obtain from its Subcontractors or other appropriate affiliates) a Material Safety Data Sheet ("MSDS") for each chemical product

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          (e.g., lubricants, solvents, paints, cleaners, inhibitors, etc.) prior to its use at the Jobsite or System Premises, as appropriate, and for any such product that may be contained in any equipment furnished to Purchaser as a part of the Work.

         24.1.1 Such MSDSs shall be maintained at the Jobsite or System Premises, as appropriate, shall be subject to review by Purchaser, and shall be turned over to Purchaser upon acceptance of the Work and prior to Contractor's leaving the Jobsite or System Premises, as appropriate.

         24.1.2 A revised MSDS shall also be obtained whenever the formulation or evaluation of a product is changed.

         24.1.3 All MSDSs shall comply with the Federal (29 C.F.R.ss.1910.1200) and California (8 CACss.5194) OSHA Hazard Communication Standards without exception, and shall also include, but not be limited to the following data: (If an item is not applicable. Contractor shall so state.)

                       Date of MSDS(s) preparation.
                       Contract number(s).

                        Supplier's and manufacturer's catalog number for the product and its container size and type.

                      All MSDS's  shall be addressed to:

                     Mr. Eduardo Sugay
                     DE&S
                     5000 Executive Parkway - Suite 300
                     San Ramon, CA 94583

    24.2 Container Labeling Requirements:

         24.2.1 Prior to shipment. Supplier shall, and shall require its Subcontractors to, label all containers of hazardous materials, as defined by the State of California's and the Federal Government's OSHA programs. Such labels shall include, as a minimum:

                1. The specific chemical identity of the substance. If the product is a mixture, list the components present in concentrations of 1% or more, or 0.1% or more if a carcinogen.

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

               2. The name and address of the manufacturer, importer or other distributor.

               3. Warning statements of the substance's Flammability, Corrosivity, Toxicity, Reactivity, Primary Routes of Bodily Entry and Target Organs affected.

               4.   Emergency and first aid procedures.

               5.   The potential for fire and/or explosion.

               6. Any generally known precautions for safe use and handling of the substance.

      24.2.2 These labels shall be clearly legible and capable of withstanding normal shipping and handling while maintaining legibility of ALL information printed thereon.

      24.2.3 Any container at the Jobsite or System Premises, as appropriate, without said label, or with illegible information thereon, is subject to rejection and, at the sole discretion of Purchaser, may be removed from the Jobsite or System Premises, as appropriate, and disposed of at an approved dump site at Supplier's expense.

    24.3 California's Toxic Enforcement Act Requirements: Supplier is hereby warned that exposure to chemicals known to the State of California to cause cancer, birth defects, or other reproductive harm may occur at Purchaser's facilities. Upon request. Purchaser shall make available to the Supplier, and its employees, a Material Safety Date Sheet
          (MSDS) for such chemical exposures at the Jobsite or System Premises, as appropriate. Supplier shall inform its Subcontractors of the above information. From the time that Supplier enters Purchaser facilities or begins Work until the time the Work is completed, Supplier shall, and shall require its Subcontractors to, issue warnings to personnel on the Jobsite or System Premises, as appropriate, the public, and Purchaser's personnel about exposure to chemicals known to the State of California to cause cancer, birth defects, or other reproductive harm. Supplier shall warn Purchaser of any exposure which may continue after Supplier has completed the Work. Such warnings may take the form of a Material Safety Data Sheet.

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25. LIMITATION OF LIABILITY

     25.1 Purchaser, its agents, employees, contractors, subcontractors or consultants shall not be liable for indirect, incidental, punitive, special, or consequential damages, whether such damages arise in contract, warranty, indemnity, tort (including negligence), strict liability in tort or otherwise, including, but not limited to, lost profits, and damages arising out of commitments to contractors, or personal service contracts.

     25.2 Supplier, its agents, employees, subcontractors, suppliers, or licensors shall not be liable for any other indirect, incidental, special or consequential damages of any nature or kind due to any cause whatsoever, whether arising in contract, warranty, indemnity, tort (including negligence), strict liability in tort or otherwise including but not limited to loss of revenue or profit, loss of use, loss of power, damages suffered by Purchaser, any System User or any customer of the foregoing for service interruptions due to the marketing, sale, transmission of, or failure to market, sell or transmit, electricity, or for costs of capital or costs of replacement power.

     25.3

          25.3.1 Stage I: For Stage I work, notwithstanding anything to the contrary herein. Supplier's, its agents', employees', subcontractors, suppliers' and licensor's cumulative liability hereunder, on any and all claims, for any loss or damage arising out of, connected with, or resulting from this Contract, or from the performance or breach thereof, shall be limited to greater of (i) $10,000,000 or (ii) the portion of the Contract Price actually paid solely for Stage I Work up to one hundred percent (100%) of the Contract Price for Stage I Work.

          25.3.2 Stage II: For Stage II Work, notwithstanding anything to the contrary herein. Supplier's, it agents', employees', subcontractors' suppliers' and licensors' cumulative liability hereunder, on any and all claims, for any loss or damage arising out of, connected with or resulting from this Contract, or from the performance or breach thereof, shall be limited to the greater of (i) $1,500,000 or (ii) the portion of the Contract Price actually paid solely for Stage II Work up to one-hundred percent (100%) of the amount of the Contract Price paid for Stage II Work.

     25.4 In no event shall Supplier, its agents, employees. Subcontractors, suppliers or licensors be liable for preexisting conditions, delays, curtailment of plant operations, process failure, pollution or environmental damage or fines levied

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          by regulatory agencies as a result of pollution, occupational disease or toxic torts.

26.  DISPUTES

     26.1 Generally: Any dispute pertaining to the Contract, which cannot be resolved between the SR and the PR shall be referred to Purchaser and the Supplier for resolution. If the Parties cannot reach an agreement within a reasonable period of time, the dispute shall be resolved as provided in Section 26.2. Pending resolution of a dispute, Supplier shall continue to perform the Work as directed by the PR and Purchaser shall continue to make payments for the undisputed items as set forth in the Contract.

     26.2 Negotiations: The Parties shall attempt in good faith to resolve any dispute arising out of, or relating to, this Contract promptly by negotiations between an officer of Purchaser or his or her designated representative and an officer or executive of similar authority designated by Supplier. Either Party may give the other party written notice of any dispute. Within twenty (20) days after delivery of said notice, the designated persons shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days of the first meeting, either Party may initiate a mediation of the controversy.

          26.2.1 All negotiations and any mediation conducted pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations, to which Section 1152.5 of the California Evidence Code shall apply, and Section 1152.5 is incorporated herein by reference.

          26.2.2 Notwithstanding the foregoing provisions, a Party may seek a preliminary injunction or other provisional judicial remedy if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

          26.2.3 Each Party is required to continue to perform its obligations under this Contract pending final resolution of any dispute arising out of or relating to this Contract.

     26.3 Resolution of Disputes Through Arbitration

          26.3.1 Any dispute arising between the Parties concerning contract terms or conditions including, but not limited to, specifications, performance criteria or pricing, or performance thereof, arising under or relating

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               to the performance of this Contract which dispute cannot be settled by the Parties within a reasonable time, not to exceed thirty (30) days after the meeting described in Sections 26.1 or
               26.2 above, may be submitted by either Party to binding arbitration.

        26.3.2 All disputes to be arbitrated shall be submitted to and decided by a board of three arbitrators, one to be appointed by Purchaser and one by Supplier, provided that both such arbitrators shall be professionals in the technical area in dispute; and the two arbitrators so appointed shall appoint a third arbitrator, who shall be an attorney experienced in the resolution of software systems disputes. If either Party shall fail or refuse to appoint an arbitrator within thirty (30) days after written notice has been given to it by the other Party naming the latter's arbitrator, the Party giving such notice shall have the right to request the Presiding Judge of the Superior Court of the State of California in and for the City and County of Sacramento to appoint an arbitrator for the other Party so in default. If the two arbitrators thus chosen shall be unable to agree upon the third arbitrator, such arbitrator shall be appointed, upon application of either Party, by the Presiding Judge of the Superior Court of the State of California in and for the City and County of Sacramento. The arbitration will be conducted in accordance with the procedures of this Section 26.3.2 and the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). In the event of a conflict, the provisions of this Contract shall control. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed to be bound by these procedures. The arbitrators shall have no power to award (i) damages inconsistent with the Contract or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages unless expressly provided for in the Contract. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction. No discovery shall be permitted in connection with the arbitration unless it is expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery. All aspects of the arbitration shall be treated as confidential. Neither of the parties nor the arbitrators may disclose the existence, content or results of the

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               arbitration, except as necessary to comply with legal or
               regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests. The decision of a majority of the arbitrators, after a hearing at which both Parties shall have an opportunity to be heard and to introduce evidence, shall be binding upon the Parties hereto. Any award by such an arbitral proceeding shall be binding on both Parties and judgment thereon may be entered in any court of competent jurisdiction.

        26.3.3 The cost of the arbitrator appointed by Purchaser shall be borne by Purchaser; the cost of the arbitrator appointed by Supplier shall be borne by Supplier; and the cost of the third arbitrator and any attendant costs of arbitration shall be borne equally by Purchaser and Supplier. Except as otherwise specifically provided in this Section, any arbitration shall be subject to the provisions of Title 9 of Part 3 of the Code of Civil Procedure of the State of California. Each Party shall bear its own attorneys' fees and other expenses in connection with any such arbitration.

     26.4 Jurisdiction, Choice of Litigation Location: Any suit or action permitted to be brought between the Parties pursuant to the provisions of this Contract shall be litigated only in, to the extent permitted by law, the jurisdiction of any state or federal court sitting in the State of California and the parties unequivocably agree that all claims in respect of such action or proceeding may be heard and determined in such court.

27.TERMINATION AT WILL

     27.1 Purchaser may, at any time, terminate for convenience (a "Termination at Will") of Purchaser the Contract, the Work, or any portion of the Work, by written notice to Supplier. Such notice shall be confirmed by a Change Order.

     27.2 Upon receipt of such notice of Termination at Will, Supplier shall stop performance of the terminated Work and take action as directed by Purchaser to carry out such termination.

     27.3 In the event of a Termination at Will, Purchaser shall pay to Supplier
          (i) the payments due for Work completed and for costs incurred by Supplier for Work in progress, including overhead and reasonable profit on such amounts; (ii) all costs reasonably incurred by Supplier in carrying out such Termination at Will, and (iii) all costs reasonably incurred by Supplier in the deacti- vation and redeployment of resources that had been committed to the Work,


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               less any amounts for salvage or credit for Supplier's use of any materials or equipment purchased or manufactured prior to termination, and for Supplier's stock items. Supplier shall furnish reasonably sufficient supporting data for any claims under this section, including the supporting data of its Major Contractors corresponding to the foregoing cost categories.

       27.4 Purchaser shall take possession of and title to any System components or materials that have been fabricated or procured, and shall receive a license (in accordance with the provisions of Section 15) to any Licensed Software to the extent included in the termination payment.

       27.5 The provisions of this Section 27 shall be Supplier's sole remedy for Termination at Will of the Contract or the Work or any portion thereof.

       27.6 Any termination under this Section 27 shall be without prejudice to any other rights of either Party which may have accrued prior to such termination.

28.  DEFAULTS AND TERMINATION FOR CAUSE

       28.1 If Supplier: (i) fails to perform any of its material obligations under the Contract; (ii) fails to give Purchaser adequate assurance of contract-compliant performance within fifteen (15) days after written demand by Purchaser when reasonable grounds arise for insecurity that contract provisions and deadlines will be met; (iii) fails to address a failure of performance immediately or cure a failure of performance within thirty (30) calendar days from Purchaser's notice of such failure; (iv) fails to meet the Supplier Performance Milestones or the Work Schedules, or to deliver the System or components thereof on or before the specified delivery dates and such failure is reasonably expected to adversely affect the completion of the system in accord with the Work Schedule; or (v) if all of the conditions of Acceptance have not been met on or before the date specified in the DSOWs, then Purchaser may (a) withhold payment of any further moneys which may be due Supplier until the default is cured, if a cure period is allowed by Purchaser, and/or (b) declare Supplier to be in default of the Contract by notice to Supplier in writing; and Purchaser shall in either case be entitled to terminate the Contract for cause (a "Termination for Cause"), in whole or in part. Any termination pursuant to this Section 28 shall not be deemed a Termination at Will within the meaning of Section 27; except that a regulatory or legislative action which has the effect of altering the Work Schedule for, or obviates the need for continuation of, the Contract shall be deemed a Termination at Will. Purchaser shall be entitled to damages and costs as provided by law. In no event shall Purchaser be liable for lost or anticipated profits, for overhead costs, or for any other charges or costs arising out of Purchaser's Termination for Cause of the Contract or any portion thereof.

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28.2    In the event a notice of Termination for Cause has been delivered by
        Purchaser pursuant to Section 28.1, Supplier shall stop the Work (or the portion thereof terminated by Purchaser) and return all data pertaining to the terminated Work provided by Purchaser. Purchaser may, consistent with Purchaser's obligation to mitigate its damages, require Supplier to proceed as follows:

        28.2.1 Supplier shall, upon payment in full for all parts of the System which have been completed, deliver to Purchaser all completed portions of the System and Documentation therefor, including the Licensed Software, and deliver to Purchaser all Licensed Software. In such event Purchaser shall have the right to have the System completed by others and to use the Licensed Software for that purpose, and any additional cost associated with the completion shall be reimbursed by the Supplier together with damages and costs provided by law; or

         28.2.2 Supplier shall remove the System or parts thereof as applicable at Supplier's expense, and shall refund to Purchaser all payments made by Purchaser to Supplier relating to the terminated Work. The appropriate refund shall be paid by Supplier to Purchaser, with interest accrued and compounded daily at a rate of two percent (2%) above the reference rate charged by the Bank of America, NT&SA, San Francisco California, on the first day of each month for that month or portion thereof. Full refund shall be paid within the thirty
                 (30) consecutive calendar days immediately following the date of the written notice of termination from Purchaser, with interest accrued from the date that the payment was made by Purchaser to Supplier.

28.3    Liquidated Damages:

        28.3.1 In the event the Stage I System is not ready to be put in service on or before January 1, 1998, then the Purchaser shall have the right to collect from Supplier as liquidated damages the sum of $40,000 per day for each day until the Stage System is ready to be put in service, but not more than $2,400,000. The collection of such liquidated damages shall be Purchaser's exclusive remedy, and Supplier's sole liability, for damages for late completion of the Stage I System.

28.3.2 In the event the Stage II System is not ready to be put in service on or before January 1, 1999, then the Purchaser shall have the right to collect from Supplier liquidated damages in a sum to be agreed by

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the Parties and stated in the Stage II DSOWs. The collection of such liquidated damages shall be Purchaser's exclusive remedy, and Supplier's sole liability, for damages for late completion of the Stage I System.

29.  WAIVER

       29.1 None of the provisions of the Contract shall be considered waived by either Party unless such waiver is specifically stated in writing, and signed by the authorized representative of the Party waiving the provisions).

30.  ASSIGNMENT

       30.1 Subject to Section 30.4 of the Contract neither Party shall assign the Contract or any part thereof or interest therein, without the prior written consent of the other Party, and any assignment without such consent shall be void and of no effect. ABB shall provide that Ernst & Young LLP a subcontractor to ABB shall not assign its subcontract without the prior written consent of Purchaser.

       30.2 Supplier shall notify Purchaser prior to the sale or transfer of control of its business to another entity. Neither ABB or Perot Systems may assign, sell or otherwise alienate or reduce its interest in Supplier without the prior express written consent of Purchaser. Supplier shall notify Purchaser prior to the sale or transfer of control of Ernst & Young LLP to another entity.

       30.3 If Supplier enters into any voluntary or involuntary receivership, bankruptcy or insolvency proceedings, or voluntarily leaves the business of providing the System, Purchaser shall have the right to terminate the Contract under the default provisions set forth in Section 28.

       30.4 Purchaser reserves the right to assign and delegate its entire rights, obligations and interest, under this Contract, or any portion thereof, to a successor entity, including but not limited to the ISO contemplated by the Restructuring Decision, as may be required by the FERC or CPUC. Such an assignment or delegation shall become effective upon notice thereof to the Supplier.

       30.5 Upon any valid assignment or delegation hereunder, the assignee shall thereby assume all rights and obligations of the assignor and the assignor shall be relieved of all obligations to supplier, including those occurring before the assignment.

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31.  CONFLICT OF INTEREST/BUSINESS ETHICS

       31.1 No Existing Conflicts Of Interest: Supplier represents and warrants that it: (i) has no existing business or other relationship, contract or employment which could result in a material conflict with the best interests of Purchaser or in any way materially compromise the Work to be performed under the Contract, (ii) will perform the Work in accordance with the Contract without regard to any relationship or obligation that Supplier or any Subcontractor may have with any third party not a party hereto; and (iii) will disclose in Annex H any such relationships or obligations which may reasonably present the appearance of such a conflict of interest. Examples of such conflicts include, but are not limited to, having any direct or indirect affiliation with, or ownership interest in or by, any other Party or the Trustee or any member or member-representation of any advisory committee or advisor of the Trustee.

       31,2 Reasonable Care: Supplier shall exercise reasonable care and diligence to prevent any actions or conditions which could result in a conflict of interest within the meaning of Section 31.1.

       31-3 Other Employment: During the term of the Contract, Supplier, Major Subcontractors and Ernst & Young LLP, a Subcontractor, will not accept any employment or engage in any work which creates a material conflict of interest with Purchaser or in any way materially compromises the Work to be performed under the Contract, within the context of their policies and rules relating to business ethics.

       31.4 Gifts: Supplier, its employees, agents or Subcontractors shall not offer or cause to be offered gifts, entertainment, payments, loans or other services, benefits or considerations of more than a nominal value to Purchaser, the Trustee or any advisor or advisory committee to the Trustee, or to any of their employees, families, vendors, or subcontractors.

       31.5 Accurate Documentation: All financial statements, reports, billings, and other documents rendered shall properly reflect the facts about all activities and transactions handled for the account of Purchaser.

       31.6 Notification: Supplier shall immediately notify Purchaser of any and all violations of this Section 31 upon becoming aware of such violation.

       31.7 Availability Of Information: Purchaser's duly authorized representatives shall have, during the term of the Contract and for three (3) years thereafter, access at all reasonable times to all of the Supplier's and its Subcontractors' personnel, accounts and records of all description, including but not limited to computer files, directly relating to this Contract for the purpose of verifying compliance with these Conflict of Interest/Business Ethics provisions. The Consultant and its Subcontractors shall preserve all such accounts and records for a period of three (3) years after the term of the Contract. Purchaser's duly authorized representatives shall have the right to reproduce any such accounts and records for the purpose as stated in the preceding sentence.

       31.8 Subcontractors: Supplier shall include the necessary provisions in its Subcontracts to ensure that its Subcontractors comply with this Section 31.

       31.9 No Hire: During the term of the Contract and for twelve (12) months thereafter, unless otherwise agreed to in writing prior to the offer of employment and only to the extent permitted under applicable law, each Party agrees that no employee of it or any of its Subcontractors who performs part of the Work will offer employment with such Party or any of its subsidiaries to any personnel of the other Party or its Subcontractors who provide services related to the Contract within the preceding twelve (12) months without the prior consent of the other Party.

32.  EQUAL OPPORTUNITY LAWS

      FEDERAL REGULATIONS: During the performance of the Contract and to the extent they may be applicable to the Contract, the Supplier agrees to (i) comply with all laws, orders, and regulations included by summary or reference in the following Sections and (ii) require flowdown of all such sections in all subcontracts as applicable:

       32.1    EQUAL EMPLOYMENT OPPORTUNITY-EXECUTIVE ORDER NO. 11246,41 CFR
               PART 60-1: (Contracts of $10,000 or more) Provides that Supplier will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin and further that Supplier shall take affirmative action to ensure that applicant and employees are treated without regard to their race, color, religion, sex, or national origin.

       32.2    CERTIFICATION OF NONSEGREGATED FACILITIES-41 CFR 60-1.8:
               (Contracts of $10,000 or more) Supplier hereby certifies that Supplier will not maintain or provide segregated facilities for its employees and will not permit its employees to perform their services at any location under Supplier's control, where segregated facilities are maintained.

       32.3    CONSTRUCTION CONTRACTORS-AFFIRMATIVE ACTION REQUIREMENTS-41 CFR
               Part 60-4: (Contracts exceeding $10,000) Establishes procedures for soliciting and awarding federal or federally assisted construction contracts.

32.4 LISTING OF EMPLOYMENT OPENINGS-Executive Order 11701: (Contracts of $10,000 or more) Supplier will list employment openings with the Employment Development Department in accordance with the Vietnam Era Veterans Readjustment Assistance Act of 1974 and Executive Order 11701. The affirmative action clause set forth in 41 CFR 60-250.4 is incorporated herein by reference.

32.5 EMPLOYMENT OF THE HANDICAPPED-Rehabilitation Act of 1973, 41 CFR Part 60-741: (Contracts of $2,500 or more) The affirmative action clause and the regulations contained in 41 CFR 60-741.4, and Section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. Section 794), which prohibits discrimination on the basis of handicaps, are incorporated by reference in this Contract.

32.6 FILING PROGRAM SUMMARIES AND PREPARING AFFIRMATIVE ACTION PLANS-Executive Order 11246, 41 CFR Part 60-2: (Contracts of $50,000 or more) If the value of the Contract is $50,000 or more and the Supplier has 50 or more employees, the Supplier agrees to file appropriate affirmative action program summaries in accordance with existing regulations and develop and maintain a current written affirmative action compliance program at each of its establishments.

32.7 VIETNAM ERA VETERANS READJUSTMENT ASSISTANCE-Act of 1974, Title 41, Chapter 60, Part 250: (Contracts of $10,000 or more) The affirmative action clause and the regulations pertaining to the employment of disabled veterans and veterans of the Vietnam era are incorporated by reference in the Contract.

32.8    AMERICANS WITH DISABILITIES ACT-42 U.S.C. Section 12101, et seq.:
        Supplier agrees that, to the extent it may be applicable to the Contract, Supplier shall comply with the Americans with Disabilities Act.

32.9 Purchaser's POLICY: It is Purchaser's policy that Women, Minority, and Disabled Veteran Business Enterprises (WMDVBEs) shall have the maximum practicable opportunity to participate in providing the products and services Purchaser purchases.

32.10 For all Purchaser contracts, the Supplier agrees to comply, and to require all Subcontractors and sub-subcontractors to comply, with Purchaser's Equal Opportunity Purchasing Program (EOPP) policy, as set forth in Annex I hereto. The Supplier shall provide to each prospective Subcontractor a copy of Annex I.

      32.11 In addition, for contracts exceeding $500,000 (or $1 Million for construction contracts), the Supplier must comply with the Policy Regarding Utilization of Small Business Concerns and Small Disadvantaged Business Concerns, as described in Annex J hereto. The Subcontracting Plan for these contracts must include provisions for implementing the terms prescribed in Annex J.

       32.12 Small Business, and Small Disadvantaged Business Subcontracting Plans are not required for small business contractors, personal service contracts, contracts that will be performed entirely outside of the United States and its territories, or modifications to existing contracts which do not contain subcontracting potential.

       32.13 For all Purchaser contracts, the Supplier shall act in accordance with the Subcontracting Plan in the performance of the Work and in the award of all subcontracts.

33.  INJURY AND ILLNESS PREVENTION PROGRAM

       33.1 In the performance of the Work under this Contract, Supplier acknowledges that it has an effective Injury and Illness Prevention Program which meets the requirements of all applicable laws and regulations, including but not limited to Section 6401.7 of the California Labor Code. Supplier shall ensure that any Subcontractor hired by Supplier to perform any portion of the Work under the Contract shall also have an effective Injury and Illness Prevention Program. If the Supplier has any employees in California, even if those employees do not perform Work under the Contract, the attached Compliance Certificate (Annex K) shall be executed by the person with the authority and responsibility for implementing and administering such Injury and Illness and Prevention Program.

34.  SEVERABILITY

       34.1 Should any section, provision or portion of the Contract be held to be invalid, illegal or void, by a court of proper jurisdiction then, and in such event, any such section, provision or portion shall be deleted from the Contract and the Contract shall be read as though such invalid, illegal or void section, provision or portion was never included herein, and the remainder of the Contract shall nevertheless subsist and continue in force and effect until such time as the remaining provisions shall be modified or void, as agreed to by the Parties.

3
35.  NOTICES

35.1 Any invoice notice, request, demand, claim or other communication related to the Contract shall be (i) in writing and delivered by hand or by telecopier, certified mail (postage prepaid) or overnight courier to the other party's representative at its address stated in the Contract,
        (ii) effective when received, (iii) identified by the Contract number, and (iv) signed by the notifying Party's representative.

        To Purchaser: Independent System Operator Restructuring Trust
                      Attn: Eduardo Sugay
                      DE&S
                      5000 Executive Parkway - Suite 300
                      San Ramon, CA  94583

        With a copy to: Skadden, Arps, Slate, Meagher & Flom LLP
                      Attn: Martin R. Hoffman
                      1440 New York Avenue, N.W.
                      Washington, DC 20005-2111

        To Supplier:  ISO Alliance, LLC
                      c/o PSC Energy Corporation
                      633 West Fifth Street
                      Suite 3829
                      Los Angeles, California 90071

        With a copy to: ABB  Power T&D  Company  Inc.
                        ABB  Systems Control Division
                        Attn: Ralph Masiello
                        2550 Walsh Avenue
                        Santa Clara, California 95051

                        Manta &  Welge
                        Attn: John R. Attanasio
                        2005 Market Street
                        Philadelphia, Pennsylvania 19103

                        Perot Systems Corporation
                        Attn: General Counsel
                        12377 Merit Drive
                        Dallas, Texas 75251

35.2 Either Party may change the above information by giving notice of each change to the other Party.

36.  GOVERNING LAW

        36.1 The Contract shall be interpreted, governed and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

37.  SECTION HEADINGS

        37.1 Section headings appearing in the Contract are for convenience only and shall not be construed as interpretations of text.

38.  SURVIVAL

        38.1 Notwithstanding completion or termination of the Work or of the Contract, the Parties shall continue to be bound by the provisions of the Contract which by their nature are intended to and shall survive such completion or termination.

39.  ENTIRE AGREEMENT

        39.1 The Contract contains the entire agreement and understanding between the Parties and merges and supersedes all prior representations and discussions pertaining to the Contract, including Supplier's proposal (except as specifical ly included). Any changes, exceptions or different terms and conditions proposed by Supplier, or contained in Supplier's acknowledgment of the Contract, are hereby rejected and shall have no force or effect unless express ly stated in the Contract or incorporated by a Change Order.

        39.2 No significance shall attach to any differences between any terms in the Contract and any analogous terms in any other contract between Purchaser and Supplier or between Purchaser and any of Supplier's members. No such differences shall be used to interpret, construe, or explain any term of the Contract or any other such contract.

40.  REPRESENTATIONS

        40.1 Supplier Representations. Supplier hereby represents, warrants and covenants to Purchaser that:

                (a) it has the power and authority to enter into this Agreement and fully to perform its obligations hereunder; and

3                    '3

        (b) all necessary organizational action to approve the execution, delivery and performance of this Agreement has been duly taken by it, and this Agreement constitutes a valid and binding Agreement of such Party enforceable against it in accordance with its terms.

40.2 Purchaser Representations. Purchaser hereby represents, warrants and covenants to Supplier that:

        (a) it has the power and authority to enter into this Agreement and fully to perform its obligations hereunder;

        (b) all necessary organizational action to approve the execution, delivery and performance of this Agreement has been duly taken by it, and this Agreement constitutes a valid and binding Agreement of such Party enforceable against it in accordance with its terms; and

        (c) neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or bylaws of Purchaser.

IN WITNESS WHEREOF the Parties have caused this Contract to be signed by their authorized officers or representatives as of this tof March, 1997.

INDEPENDENT SYSTEM OPERATOR RESTRUCTURING TRUST

/s/

S. David Freeman, Not in his personal
       capacity but as Trustee for the
       Independent System Operator
       Restructuring Trust

ISO ALLIANCE LLC

/s/

By: Perot Systems Corporation        By
Its: Manager                               A Member

ANNEX A

FORM OF GUARANTY

       This Guaranty (this "Guaranty"), dated as of March \ 1997, is given by ABB Power T&D Company Inc., a Delaware corporation ("ABB"), and Perot Systems Corporation F'Perot Systems"), a Delaware corporation (ABB and Perot hereinafter, collectively the "Guarantors." and each a "Guarantor"), in favor of the Independent System Operator Restructuring Trust, established pursuant to the Independent System Operator Trust Agreement (enabled by the Funding Decision, CPUC Decision 96-10-04, October 25, 1996) (the "ISO Trust") and the Independent System Operator ("ISO") to be established pursuant to said Funding Decision (the ISO Trust and ISO hereinafter, the "ISO Parties").

                                    RECITALS

       WHEREAS. ABB and Perot Systems have formed the ISO Alliance, LLC a Delaware limited liability company ("Supplier"): and

       WHEREAS, Supplier and the ISO Trust are entering into an agreement (the "SA/SI/BS Contract") for the Scheduling Applications, Scheduling Infrastructure and Balance of Business Systems to be used by the ISO; and

       WHEREAS, as an inducement to the ISO Trust to enter into the SA/SI/BS Contract with the Supplier, the Guarantors have agreed to guarantee the obligations of the Supplier under the SA/SI/BS Contract as provided herein; and

       WHEREAS, the Guarantors will benefit from the transactions contemplated by the SA/SI/BS Contract pursuant to the terms thereof.

       NOW, THEREFORE, the parties agree as follows:

       Section 1. Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the SA/SI/BS Contract.

       Section 2. Guaranty. Each of the Guarantors, to the extent of the limits of liability set forth in Section 3 hereof, hereby irrevocably guarantees to the ISO Parties the full and prompt performance and payment when due of all obligations of Supplier under the SA/SI/BS Contract (including, without limitation, obligations to pay any damages or indemnification payments required to be paid by Supplier under the SA/SI/BS Contract)(all of such obligations collectively, the "Guaranteed Obligations"). This Guaranty is for the benefit of the ISO Parties and their shareholders, directors, officers, employees, agents and representatives of the ISO Parties to the extent they are beneficiaries and potential beneficiaries of the Guaranteed Obligations pursuant to the SA/SI/BS Contract.

       Section 3. Limits of Liability. The obligation of the Guarantors hereunder is joint, but not several. Each Guarantor's liability shall be limited to the following respective percentage of any joint liability of the Guarantors:

        (a) The liability of ABB shall be limited to seventy percent (70%) of the amount of any joint liability; and

        (b) The liability of Perot Systems shall be limited to thirty percent (30%) of the amount of any joint liability.

Such limits shall apply to the entirety of the joint liability without regard to any determina tion of responsibility as between ABB and Perot Systems under their respective obligations as Major Subcontractors under the SA/SI/BS Contract. The Guarantors' aggregate liability under this Guaranty shall in no event exceed the limit of liability under SA/SI/BS Contract as specified in
Section 25.3 thereof.

        Section 4. Scope of Guaranty. The liability of the Guarantors under this Guaranty is coextensive with the Supplier's rights and obligations under the SA/SI/BS Contract, the Guarantors shall be entitled to all defenses, claims, setoffs and other rights to .which the Supplier is entitled under the SA/SI/BS Contract. Except to the extent inconsistent with the foregoing sentence, this Guaranty is absolute, irrevocable, and continuing and shall be unaffected by:

        (a) any termination of the SA/SI/BS Contract;

        (b) the existence of any claim, setoff, defense, counterclaim or other right which the Guarantors (but not the Supplier under the SA/SI/BS Contract) may have against any of the ISO Parties or any other natural person. Governmental Authority or any other entity whether acting in an individual fiduciary or other capacity (each, a "Person"):

        (c) the occurrence or continuance of any event of bankruptcy, reorganization or insolvency with respect to Supplier or any other Person, or the dissolution, liquidation or winding up of Supplier or any other Person;

        (d) any amendment or other modification of the SA/SI/BS Contract made pursuant to its terms;

        (e) the exercise, non-exercise or delay in exercising, by any of the ISO Parties, of any of their rights and remedies under this Guaranty;

        (f) any assignment or other transfer of this Guaranty by any of the ISO Parties or any assignment or other transfer of the SA/SI/BS Contract in whole or in part;

        (g) any sale, transfer or other disposition by the Guarantors of any direct or indirect interest that ABB or Perot Systems may have in the Supplier;

        (h) the absence of any notice to, or knowledge by. Guarantors of the existence or occurrence of any of the matters or events set forth in the foregoing clauses; or

        (i) any other similar circumstance, condition or event that might constitute or give rise to a defense to performance by Guarantors of its obligations under this Guaranty.

     Sections. Waiver.  Each of the Guarantors:

        (a) waives, and agrees it shall not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by each of the Guarantors of its obligations under, or the enforcement by the ISO Parties of, this Guaranty;

        (b) waives, and agrees that it shall not at any time claim or take the benefit or advantage of Section 365(e)(2) of the Title 11, United States Code or any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors;

        (c) waives all notices, diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of security, release of security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Supplier's financial condition or any other fact which might materially increase the risk to the Guarantors hereunder) with respect to any of the Guaran teed Obligations and all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty;

        (d) agrees that its obligations under this Guaranty shall be unaffected by the existence of any claim, setoff, defense, counterclaim or other right which the Guaran tors (but not the Supplier under the SA/SI/BS Contract) may have against any of the ISO Parties or any other natural person. Governmental Authority or any other entity whether acting in an individual fiduciary or other capacity (each, a "Person");

        (e) irrevocably waives until the Guaranteed Obligations have been satisfied (i) any rights which it may have acquired against the Supplier by way of subrogation under this Guaranty or otherwise, (ii) any rights to seek any reimbursement from Supplier in respect of payments made by the Guarantors hereunder, and (iii) any claim, counterclaim, or setoff which it may have against Supplier and the right to exercise any rights or remedies or commence any proceedings with respect thereto;

        (f) irrevocably waives any right to require any of the ISO Parties to proceed against Supplier or any other guarantor at any time, to proceed against or exhaust any security held by any of the ISO Parties at any time, and, except to the extent that Supplier has or would have had any such a right under the SA/SI/BS Contract, the right to require any of the ISO Parties to mitigate damages or to pursue any other remedy whatsoever at any time; and

        (g) irrevocably waives any defense based upon an election of remedies by any of the ISO Parties, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including but not limited to remedies relating to real property or personal property security, that destroys or otherwise impairs the rights of Guarantors against Supplier for reimbursement.

     Section 6. Affirmative Covenants. Each of the Guarantors covenants and agrees that until this Guaranty has been terminated pursuant to Section 7, each of the Guarantors will cause to be maintained and preserved the corporate existence of the Supplier and will maintain beneficial ownership (free and clear of all liens, claims and encumbrances) of the Supplier.

    Section 7. Term of Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect until the earlier of (i) the date on which all Guaranteed Obligations have been performed or paid in full or (ii) the date, not earlier than the date of Acceptance of the System pursuant to the SA/SI/BS Contract, on which the Guarantors provide for the allocation between them and the assumption by one or both of them of direct liability for each of the Guaranteed Obligations of Supplier which may then be outstanding, at which time this Guaranty shall terminate; provided that Guarantors have obtained the prior written consent of Purchaser to such termination, such consent not to be unreasonably withheld. Each and every default in the payment or performance of the Guaranteed Obliga tions shall give rise to a separate cause of action hereunder and separate causes of action may be brought hereunder as each such cause of action arises.

    Section 8. Independent and Separate Obligations. The obligations of the Guarantors hereunder are independent of the obligations of each other and those of Supplier with respect to the Guaranteed Obligations and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against each of the Guarantors whether or not the Supplier is joined therein or a separate action or actions are brought against Supplier or the other Guarantor, provided that, in any action brought against one or both of the Guarantors in which Supplier is not joined as a party: (i) all defenses of Supplier

(except those defenses that may be available by reason of bankruptcy, reorganization, or insolvency proceedings of or against Supplier) shall be available to the Guarantors to the same extent that such defenses could have been asserted by Supplier under the SA/SI/BS Contract in such an action, and
(ii) Guarantors shall not be liable in any manner that is inconsistent with a prior adjudication against the Supplier under the SA/SI/BS Contract.

             Section 9. Bankruptcy No Discharge: Repayments: Reinstatement.

                    (a) Bankruptcy Proceedings. The Guarantors shall not commence or join with any other party in commencing any bankruptcy, reorganization, or insolvency proceedings of or against Supplier. The Guarantors understand and acknowledge that by virtue of this Guaranty, the Guarantors have specifically assumed any and all risks of a bankruptcy or reorganization case or similar proceeding with respect to the Supplier. As an example and not in any way a limitation, a subsequent modification of the Guaranteed Obligations or any rejection or disaffirmance thereof by any trustee, receiver or liquidating agency of Supplier or of any of their respective properties, or any settlement or compromise of any claim made in any such case, in any reorganization case concerning Supplier shall not affect the obligation of the Guarantors to pay and perform the Guaranteed Obligations in accordance with their original terms.

                    (b) Repayment and Reinstatement. If any claim is made upon any of the ISO Parties or any Person claiming through an ISO Party for repayment or disgorgement of any amount or amounts received by an ISO Party in payment of the Guaranteed Obliga tions and the ISO Party or such Person, as the case may be, repays or disgorges all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty, Guarantors shall be and remain liable to the ISO Parties or such Person, as the case may be, for the amount so repaid, to the same extent as if such amount had never originally been received by the ISO Party or such Person, as the case may be.

             Section 10. Payment. Each of the Guarantors agrees that whenever such Guarantor shall make any payment to any of the ISO Parties hereunder on account of the liability hereunder, such Guarantor will deliver such payment to the ISO Parties in immedi ately available funds at the address notified to such Guarantor in writing, and notify the ISO Parties in writing that such payment is made under this Guaranty for such purpose.

             Section 11. Full Recourse. The obligations of each of the Guarantors set forth herein constitute the full recourse obligations of each of the Guarantors, jointly but not severally enforceable against each Guarantor to the extent of the limits of liability set forth in Section 3 hereof, notwithstanding any provision in any other agreement limiting the liability of such Guarantor, or any agreement by any holder of any evidence of the Guaranteed Obligations to look for payment with respect thereto solely to certain property securing such Guaranteed Obligations.

              Section 12. Subrogation. Notwithstanding any payments made or obligation performed by the Guarantors or any setoff or application of funds of the Guarantors by reason of this Guaranty, the Guarantors shall not be entitled to be subrogated to any rights of the ISO Parties against the Supplier or with respect to any security, guaranty or right of setoff pertaining to the Guaranteed Obligations until all Guaranteed Obligations shall have been fully paid. Any claim of the Guarantors against Supplier arising from payments made by the Guarantors pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete payment or performance and discharge of the Guaran teed Obligations, and no payment hereunder by the Guarantors shall give rise to any claim by the Guarantors against the ISO Parties. Prior to termination of this Guaranty pursuant to Section'7, the Guarantors will not assign or otherwise transfer any such claim against Supplier to any other Person.

              Section 13. Expenses. In any claim brought under Section 18(b) the success ful Part(ies) shall be entitled to be reimbursed by the unsuccessful Part(ies) for all costs and expenses, including reasonable attorneys fees and expenses, incurred by the successful Part(ies) in such action.

              Section 14. Amendments'. Waivers, etc. Neither this instrument nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by any of the ISO Parties and the Guarantors. No delay or failure by any of the ISO Parties to exercise any remedy against Supplier or the Guarantors will be construed as a waiver of that right or remedy. No failure on the part of any of the ISO Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by any applicable governmental rule.

              Section 15. Severabilitv. In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing the Guaranteed Obligations, the terms of the Guaranty shall remain fully valid and effective. If any one or more of the provisions of this Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective.

              Section 16. Assignment. The Guarantors shall not assign any of the Guarantors' rights or obligations under this Guaranty. The ISO Trust or the ISO may, at any time and from time to time, assign, conditionally or otherwise, in whole or in part, their rights hereunder, whereupon such assignee shall succeed to such rights and all of the terms of this instrument shall be binding upon and inure to the benefit of such successors and assigns.

              Section 17. Address for Notices. All notices and other communications provided for hereunder shall be given in accordance with the notice requirements of the

SA/SI/BS Contract and if to the Guarantors, at the address specified below the space for its execution of this Guaranty.

               Section 18.  Jurisdiction.

                  (a) Except for any claims against Guarantors for the collection of an arbitration award or judgment against Supplier constituting a Guaranteed Obligation hereun- der or pertaining to the validity, enforceability, or breach of this Guaranty, all claims hereun- der shall be asserted and adjudicated in accordance with the provisions of Section 26 and any other applicable provisions of the SA/SI/BS Contract pertaining to the resolution of disputes, including but not limited to the provisions thereof requiring the resolution of disputes through arbitration.

                  (b) For claims against Guarantors for the collection of an arbitration award or judgment against Supplier constituting a Guaranteed Obligation hereunder or pertaining to the validity, enforeeability, or breach of this Guaranty, the Guarantors irrevoca bly submit, to the extent permitted by law, to the jurisdiction of any State or federal court sitting in the State of California, and the Guarantors irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such a court. The Guarantors and the ISO Parties irrevocably waive the defense of an inconvenient forum to the maintenance of such action or proceeding. To the extent permitted by law, the Guaran tors irrevocably consent to the service of any and all process in any such action or proceed ings by the mailing of copies of such process to the Guarantors at the address specified below. The Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Guarantors, at the option of the ISO parties, may be joined in any proceeding against Supplier. Nothing in this section shall affect the right of the ISO Parties to serve legal process in any other manner permitted by law or affect the right of ISO Parties to bring any action or proceeding against Guarantors in the courts of any other jurisdiction where jurisdiction over the Guarantors would otherwise be available.

                  (c) To the extent that the Guarantors have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process otherwise consented to in paragraph (b) above (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, to the extent permitted by law, each Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

               Section 19. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the state of California (regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof) as to all matters.

         Section 20. Waiver of Jury Trial. EACH OF THE GUARANTORS AND THE ISO PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY
JURY IN ANY ACTION. PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR
IN CONNECTION WITH THIS GUARANTY OR ANY MATTER ARISING HEREUN-
DER.

            IN WITNESS WHEREOF, Each of the Guarantors has executed and delivered this Guaranty effective as of the date first above written.

                       ABB POWER T&D COMPANY INC.

                               By: /s/
Address:                       Name:
                               Title:


                       PEROT SYSTEMS CORPORATION

                               By: /s/
Address:                       Name:
                               Title:

ANNEX B

CUSTOMIZED SOFTWARE AMD RECOUPMENT FEES

Customized Software shall consist of all computer programs, code, procedures, rules, or routines in Source or Object Code, and all supporting documentation supporting the specialized functions listed in the DSOWs:

1.   For:      Ancillary Services Management;
               Over Generation Mitigation; and
               Balancing Energy and Ex-post Pricing (BEEP)

The recoupment fees to be paid to Purchaser pursuant to Section 15.2 of the Contract shall be 7 and one-half percent (7 1/2%) of the royalties or other fees actually received by ABB, during the period beginning on the date of execution of the Contract and ending 7 years thereafter, for each license granted on or after the date of execution of the Contract to any third party to use the Customized Software. Such recoupment fees shall be due and payable thirty (30) days after the receipt of the corresponding royalties or other fees by ABB from its licensee.

2. . For:     Congestion Management

The recoupment fee to be paid to Purchaser is a one time payment of $100,000 to be paid upon the last milestone payment or the first reuse by ABB, whichever is earlier.

                                     ANNEXJ

   POLICY REGARDING UTILIZATION OF SMALL BUSINESS
CONCERNS AND SMALL DISADVANTAGED BUSINESS CONCERNS

       The following policy of the United States shall be adhered to in the perfor mance of this Agreement:

       (a) It is the policy of the United States that small business concerns and small business concerns owned and controlled by socially and economically disad- vantaged individuals shall have the maximum practicable opportunity to participate in performing contracts let by any Federal Agency, including contracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns and small business con cerns owned and controlled by socially and economically disadvantaged individu als.

       (b) Supplier hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. Supplier further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of Supplier's compli ance with this clause.

       (c) As used herein, the term "small business concern" shall mean a small business as defined in Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern (1) which is at least fifty-one percent (51%) unconditionally owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least fifty-one per cent (51%) of the stock of which is unconditionally owned by one or more social ly and economically disadvantaged individuals; and (2) whose management and daily business operations are controlled by one or more of such individuals. This term also means a small business concern that is at least fifty-one percent (51%) unconditionally owned by an economically disadvantaged Indian Tribe or Native Hawaiian Organization, or a publicly owned business having at least fifty-one per cent (51%) of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian Tribe or Native Hawaiian Organization, and which meets the requirement of 13 CFR Part 124. Supplier shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans, and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to Section 8(a) of the Small Business Act. Supplier shall presume that socially and economically disadvantaged entities also include Indian Tribes and Native Hawaiian Organizations.

       (d) Supplier acting in good faith may rely on written representations by its subcontractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.2

2 Notwithstanding this provision of the federal statute, all WMDVBE subcontractors must be verified pursuant to the procedures prescribed in Section 2 of CPUC General order 156, as such procedures may be amended periodically.

                                 [FORM OMITTED]

                                 [FORM OMITTED]

ANNEX K

INJURY AND ILLNESS PREVENTION PROGRAM
           Compliance Certificate

              The  undersigned, the _____________________  of
                                      (title/position)

ISO Alliance LLC ("Supplier"), hereby certifies to Purchaser, as follows:

       1. that Supplier has an effective Injury and Illness Prevention Program which meets the requirements of all applicable laws and regulations, including but not limited to Section 6401.7 of the California Labor Code and that any subcontractor hired by Supplier to perform any portion of Supplier's obligations under this Agreement has an effective Injury and Illness Prevention Program; and

       2. that he or she is the person with the authority and responsibility for implementing and administering Supplier's Injury and Illness Prevention Program.

       IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on _______________________.

Signature
Print Name

ANNEX L

STAGE I DSOWS

In accordance with Section 5.1 of the Contract, Volumes II, III and IV will be completed by the Parties and attached hereto within one week following execution of the Contract.

ANNEX C

SUPPLIER RATES

Daily rates for Contractor personnel to provide services at site (specify skill levels)

Principle Consultant       $2,800
Project Manager            $2,400
Technical Lead             $2,000
Designer                   $1,600
Programmer                 $1,200
Technician                 $  800
Admin Support              $  400

ANNEX D

LETTER OF CREDIT

[Letterhead of Bank of America]

Irrevocable Standby Letter of Credit No.

[INSERT DATE]

ISO Alliance, LLC
c/o PSC Energy Corporation
633 West Fifth Street
Suite 3829
Los Angeles, California 90071

Ladies and Gentlemen:

          At the request and on the instructions of our customer, the independent System Operator Restructuring Trust (the "Purchaser"), the undersigned issuing bank (the "Bank") hereby establishes in your favor this Irrevocable Standby Letter of Credit Wo. __ (this "Letter of Credit") in an amount not to exceed FOUR MILLION" TWO HUNDSED TSaOSKSSD DOLLARS ($4,200,000) (the "Stated Amount"), effective immediately and expiring at the close of business of the Bank at the Bank's Office (as hereinafter defined.) on the earlier of December 31, 1998 or the date on which the Bank receives a certificate from the Purchaser following 10 days notice to the Beneficiary to the effect that the final milestone payment, as set forth in Section 9.2.2 of the Agreement (as hereinafter defined) , has been wade in full by Purchaser to you or, upon renewal, the date of such renewal (the "Expiration Date"}.



          This Letter of Credit may be transferred to any successor of yours (a "Transferee") so long as you give written notice, signed by a purported authorized officer of yours, of the transfer of this Letter of Credit and all of your rights hereunder to the Bank and otherwise conform with all of the Bank's procedures and requirements in this respect. Upon any such transfer of this Letter of Credit to a Transferee/ all reference herein to "you" or "your" shall thereafter mean and refer to such Transferee.

Maxell 1A, 1.997 - 6:2B pm

ISO ALLIANCE, LLC

1997

          Funds under this Letter of Credit will be made available to you against receipt by us of (a) your sight draft(s) iii the form of Annex D-l hereto (a "Sight Draft") and. (to} your drawing certificate(s) in the form of Annex D-2 hereto (a "Drawing Certificate"), each appropriately completed and signed by a purported authorized officer of yours. Presentation of such documents shall be made to the Bank at (i) its office located at ____________ or
(ii) at any other office which may be designated by the Bank by written notice delivered to you at the Hotice Address (as hereinafter defined; such office of the Bank herein called the "Bank's Office").

          More than one draw may be made hereunder. Each drawing honored by the Bank under this Letter of Credit shall E(pound)SL tanto reduce the Stated Amount of this Letter of Credit by the amount of such drawing.

          Demand for payment may be made by you under this Letter of Credit at any time during the Bank's business hours at the Bank's Office on a Businea(R) Day (as hereinafter defined)- If demand for payment is made by you hereunder at or prior to 11:00 A.M. (California time) on a Business Day, and provided, that such demand for payment and the Sight Draft and. Drawing Certificates presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you in the amount demanded, in immediately available funds, in accordance with your payment instructions to the Bank, not later than 3:00 P.M. (California time) on the next succeeding Business Day. If demand for payment is made by you hereunder after 11;00 A.M. (California time) on a Business Day, and provided, that suah demand for payment and the Sight Draft and Drawing Certificate presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you in the amount demanded, in immediately available funds, in accordance with your payment instruction to the Bank/ not later than 3:00 P.M. (California time) on the second, succeeding Business Day. If a demand for payment made by you hereunder does not conform to the terms and conditions of this Letter of Credit, the Bank shall give you telephonic notice (as promptly as possible but in no event after the

ISO ALLIANCE, I C

__________________,     1997
time payment would otherwise have been due hereunder) that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reason therefor and that the Bank will upon your instructions hold any Sight Draft and Drawing Certificate at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment at any time prior to the close of business on the Expiration Date.

          No Sight Draft or Drawing Certificate demanding payment hereunder shall be presented later than the close of business on the Expiration Date o

          The following terms, as used herein, have the following meanings:

          "Agreement" means the Contract, dated as of March 14, 1997, by and between ISO Alliance, LLC, a Delaware limited liability company, and Independent System Operator Restructuring Trust, established pursuant to the ISO Trust Agreement (enabled by the Funding Decision, CPUC Decision 96-10-044 (October 25, 19965).

          "Beneficiary" means the limited liability company to which this Letter of Credit is addressed and any authorized Transferee.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of California are required or authorized by law or executive order to close-

          "Notice Address" means the following address or such other address as you shall designate in writing to the Bank;

                     ISO Alliance, LLC
                     c/o PSC Snergy Corporation
                     633 West Fifth Street
                     Suite 3829

ISO ALLIANCE, LLC

1997

                    Los Angeles, California 90071
                    Attention:  Andy Goletz

with a copy to;

                    Manta & welge
                    Attn; John R. Attanasio/ Esq.
                    2005 Market Street
                    Philadelphia, Pennsylvania  19103

                    Perot Systems Corporation
                    Attni General Counsel
                    12377 Merit Drive
                    Dallas, Texas 75251

          This Letter of Credit sets forth in full the Bank's undertaking" with respect to the subject matter hereof, and auch undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except Annexes D-l and D-2 hereto, and any such reference shall not be deemed to incorporate by reference any document, instrument or agreement except for such Annexes.

          Except to the extent that the provisions o(pound) the Uniform Customs and Practice for Documentary Credits, 1993 revision. International Chamber of Conireerce Publication No- 500 (the "Uniform Customs") are inconsistent with the express terms of this Letter of Credit, this Letter of Credit ie issued subject to the Uniform Customs. As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with Article 5 of the Uniform Commercial Code of the State of California.

Very truly yours,
BA3SK of America, MT&SA

By;

ISO ALLIANCE, LLC

1997

Authorized Officer

01331D7.06-D.C. Server 2a

nrafc March 14, 1997 - t;28 prt

ANNEX D-l

FORM OF SIGHT DRAFT

        PAY AT SIGHT TO [SAME OF BANK] BY WIRE TRANSFER IN IMMEDIATELY AVAILABLE PTODS FOR THE ACCOUNT OF IISKME OF BENEFICIARY] (ACCOUIilT NO. [TO BE SPECIFIED]) ON t INSERT DATE], [INSERT NUMBER OF DOLLARS IH WRITING]
UNITED STATES DOLLARS (US? [INSERT NUMBER OF DOLLARS IN FIGURES] ),

Drawn under Bank of America, MT&SA
Irrevocable Standby Letter of Credit

No. _______________

[NAME OF BENEFICIARY]

BY: __________________
    Authorized Officer


ai331.in.06-D.C. Server ta                     nratt Masch M,
ISS7 - 6:2B pn

FORM OF DRAWING CERTIgICfl.IE

          The undersigned, [Name of Beneficiary], by its authorized officer, does hereby certify that;

          1. This certificate is delivered pursuant to the Irrevocable Standby Letter of Credit No. __/ dated _____, 1957 (the "Letter of Credit"), issued by Bank of America, NT&SA (the "Bank") . All capitalized terms used herein shall have the sarnie meaning given to such terms in the Letter of Credit.

          2. The undersigned is the Beneficiary of the Letter of Credit.

          3. The date on which this certificate is being presented is not later than the Expiration Date.

          4. The amount for which demand Cor payment is made pursuant to this certificate is $_______ and does not exceed the Stated Amount of the Lett&r of Credit as in effect on the date hereof.

          5. On [Date of Completion of the Supplier Performance Milestone for which Payment is Sought Hereunder], the undersigned completed the [Describe the Supplier Performance Milestone Eor which Payment is Sought Hereunder].

          6, On [Date of Invoice for which Payment is Sought Hereunder], the undersigned submitted an invoice to the Purchaser for the progress payment payable upon completion of the above mentioned Supplier 'Performance Milestone, a true and correct copy of which invoice is attached hereto.

          7. More than thirty (30) days have elapsed since submittal of the above mentioned invoice to the Purchaser and, the Purchaser has failed to pay tha undersigned the milestone payment for the above mentioned Supplier Performance Milestone. The Purchaser has hence failed to fulfill its payment obligations pursuant to Section 9.2.1 of the Agreement.


01331.07.86-D.C, Borfcr 2a
M&eck M, W  - 6s29 pa

ANNEXE

SOFTWARE MAINTENANCE AGREEMENTS

ISO SI/SA/BSS Systems

Software Maintenance Agreement

Software Maintenance Agreement

        California ISO
Scheduling and Business Systems





(C)ABB  Power T&D Company  Inc. 1996. All rights reserved.

AM

Software Maintenance Agreement        ISO SI/SA/BSS System

                       Maintenance Agreement

          Description, Price and Terms for Maintenance Support Services

1.      Scope of Service

        ABB Power T&D Company Inc., ABB Systems Control (ABB) will provide maintenance service for the software supplied by The ISO Alliance to Independent System Operator Restructuring Trust ("ISO") pursuant to Contract #ISO-97-XXX for the ISO Scheduling and Business Systems (SI/SA/BSS). These services provide the ISO with the support to maintain and upgrade the software/system with the latest applicable versions available from ABB. The license to use the latest applicable version of the software (the Program) will be made available to the ISO under this Agreement. Terms and conditions regarding the use of the original License Agreement, including non-disclosure, for the Program remain applicable.

1.1     Basic System Support

        Basic System Support service provides the ISO the ready availability of ABB'S technical staff and computer facilities to respond to ISO requests for Casual Consulting Services, Program Fixes, Program Upgrade Notification and Program Upgrades. A complete up-to-date knowledge of the ISO's software versions and configuration will be maintained in order to provide an adequate service response. The Basic System Support Services include the following:

        o       Casual Consulting Service

       Casual Consulting Service includes Licenser's interpretation of user documentation or guidance on the Program's intended, normal use via telephone or facsimile. The following items, among others, are specifically excluded from Casual Consulting:

        o       Interpretation of the Program's results.

        o       Supply of typical or representative data.

        o Assistance with computer hardware and peripheral questions not related to the Program's use.

        o Assistance with computer operating system questions not directly pertinent to the Program

AM

(C)ABB  Powaf T&D Company Inc. 1996. All rights reserved.

ISO SI/SA/BSS Systems            Software Maintenance Agreement   3

        o       Data debugging and/or correcting.

        o Services necessitated as a result of any cause other than the Program's ordinary, proper use by .Licensee, including but not limited to neglect, abuse, unauthorized maintenance, or electrical, fire, water, or other damage.

        o       Special applications of the Program.

The foregoing items and all others not within Casual Consulting scope may be provided under Consulting/Implementation Services and are subject to additional charges by Licenser.

ABB'S experience in field support has shown that most of the problems that appear in the system are a consequence of a misinterpretation of operating procedures or system documentation or to the lack of specific knowledge of a particular system feature. A high percentage of these problems are efficiendy resolved by means of telephone consultations with the appropriate technical contact. ABB will maintain a short response time for incoming trouble calls. Trouble Calls made during off-hours will be forwarded by an answering service to the appropriate technical staff.

        o       Program Fixes

All ABB and its subcontractor's software undergoes extensive tests in factory and at the installation site. This minimizes the possibility of the existence of problems in the software. However, if such problems are encountered and reported, they will be investigated and fixed at ABB. These minor corrections will be made available by ABB to the ISO under this maintenance contract.

        o       Program Upgrade Notification

Versions of the different software functions provided with the SVSA/BSS system are continuously improved and extended. This service provides the ISO with timely notification of the changed/upgraded features and the associated descriptive information which could apply to ISO system. ABB will notify the ISO of two types of updates:

a) Upgrades refer to releases containing improvement, fine tuning and minor extensions of functions using the same technology which the ISO has purchased.

b) Enhancements refer to releases considered as new modules or new products which may involve the application or use of new technology or algorithms to known functions.

Program Upgrades

(C)ABB  Power T&O Company Inc. 1996. All rights reserved.

4       Software Maintenance Agreement           ISO SI/SA/BSS System

New versions of or additions to the Program developed by Licenser in an effort to improve the Program's operating performance without changing its basic function are provided under basic system support. Program Upgrades include modifying the Program to run on improved or enhanced versions of the reference computer or operating system, as well as altering the Program's capacity, function, execution time, application, input/output, or ease of use.

1.2     Consulting/Implementation Services

The Consulting/Implementation Services provide for support over and above those described in Section 1.1 as Casual Consulting and comprise the following services:

        o       General Consulting Services

System functionality requires change and expansion with time. The SVSA/BSS system is very flexible for adding and modifying functionality. This service will provide the ISO with a detailed analysis of how a required improvement may be best implemented in the system.

        o       Programming Services

As a result of the Consulting Services the ISO may decide to hire ABB for the implementation of the required changes. Depending on the nature of the change, ABB can provide this service on either a time and material or a fixed cost basis.

        o       Upgrade / Enhancement Implementation

As a result of an upgrade notification, the ISO may decide to hire ABB for the implementation of the required change. Depending on the nature of the upgrade, ABB can provide this service on either a time and material or a fixed cost basis.

        o       Operating System Upgrades

ABB supports operating system upgrades services to the ISO which cover both the main operating system and layered products upgrade as well as any modifications to ABB software which may be necessary as a consequence of the operating system upgrade.

        o       Configuration Engineering / Consulting

During the life of the system, it is normal to extend the initial system configuration by adding or replacing processors, peripherals, memory, etc. ABB will provide consulting services to determine:

            (C)ABB Poorer T&D Company Inc. 1996. All rights reserved.

ISO SI/SA/BSS Systems_____       Software Maintenance Agreement ____5

          a) Best equipment choice for the desired additional capacity/functionality.
          b) Effect if any, on the ISO SVSA/BSS system software configuration.
          c). Required additional software modules if any.

2. Staff

     ABB shall supply the services of professional staff required to carry out the tasks requested by the ISO.

     ABB will designate primary and secondary contacts for the ISO for maintenance and support.

     The ISO will designate a qualified maintenance contact who will act as ISO's liaison with ABB on all matters pertaining to maintenance and support.

3. Service Procedure

     The ISO will report a service request by telephone followed by a confirming detailed written report or description of the task along with supporting material requested by ABB'S primary contact, necessary for investigating the problem.

     ABB will allocate the staff and computer resources required to respond to the service request. ISO agrees to provide the necessary assistance and information to assist ABB in providing the required service.

4. Scope of Support

     ABB will provide support and services associated as defined below.

     ABB will provide pre-allocated support to maintain the software supplied by the ISO Alliance under the ISO SVSA/BSS contract as described in this agreement. This support will include:

          - Casual Consulting Service.
          - Program Fixes.
          - Program Upgrade Notification.
          - Program Upgrades.
          - General Consulting Services.

(C)ABB  Power TSO Company  Inc. 1996. All rights reserved.

6_______Software Maintenance Agreement          ISO SI/SA/BSS System

          - Programming Services.
          - Upgrade and Enhancement Implementation.
          - Operating System Upgrades.
          - Configuration Engineering and Consulting.
          - Four (4) hour response time to trouble calls.

     All services provided beyond the pre-allocated support hours will be offered on a dme and material or fixed-price basis.

     The source code for Program Upgrades will be provided free of charge to the ISO. Program Enhancements will be offered to the ISO at an additional charge.

     This service requires that the ISO arrange for and maintain a dial-up or data link connection to the ABB support site(s).

     This service requires that the ISO maintain the SI/SA/BSS hardware at the level recommended by the hardware vendor.

5. Prices and Terms

     The following describes the fees and terms associated with this service agreement. 5.1 Price

     The annual and discounted multi-year fees for this service agreement are listed in attached Exhibit SMA-1.

     These fees do not include any expenses associated with travel to the ISO's site or work beyond the number of hours specified or provided for.

     The fee for services beyond those described in Exhibit SMA-1 will be provided at the current ISO Alliance Standard Labor Rates.

5.2 Term of Maintenance Service

     Maintenance service will be provided for a period of 6 years (72 months) from the date of system acceptance for the ISO SI/SA/BSS System.

(C)ABB Power T&D Company Inc. 1996. All rights reserved.

ISO SI/SA/BSS Systems            Software Maintenance Agreement    7

     5.3  Terms of Payment

     The ISO agrees to pay ABB the fees stated in Exhibit SMA-1 within 30 days after award of the ISO SI/SA/BSS contract All fees are expressed exclusive of any taxes. Any applicable taxes will be paid by the ISO.

     5.4  Expenses

     All actual and verifiable travel and subsistence expenses, when visiting ISO premises, and the cost of shipping materials to the ISO's premises will be paid by the ISO. The travel expenses will be based on travel from the home base location of the relevant staff. An administrative service fee of fifteen (15%) percent will be added to all the travel and living expenses.

6. Liability

     The maximum liability of ABB for any direct damages sustained by the ISO under this Agreement arising from ABB'S negligence shall in no circumstance exceed the amount of the annual maintenance fee for Basic System Support payable by the ISO to ABB. The ISO and ABB shall in no event be liable one to the other for loss of revenue, profit, anticipated profit or indirect, incidental, special or consequential damages, including but not limited to, any losses to ISO resulting from lost computer time or the destruction or damage of records, or any claims or demands made against the ISO by a third party. ABB shall maintain public liability and property damage insurance in reasonable limits and shall maintain proper worker's compensation insurance covering all employees performing work under this Agreement and, upon request by ISO, shall furnish Certificates of Insurance evidencing such coverage.

7. Warranty

     Supplier warrants that all services performed pursuant to this Agreement shall be performed with the highest degree of skill and care required by good and sound professional procedures and practices prevailing at the time when the services are performed and shall meet the requirements of this Agreement. In the event that any services performed pursuant to this Agreement or otherwise at Supplier's prevailing time and material rates fail to meet said requirements. Supplier shall immediately correct and/or re-perform any such services and correct the work or portion thereof affected by the nonconforming services.

(C)ABB Power T&O Company Inc. 1996. All rights reserved.

Software Maintenance Agreement

ISO SI/SA/BSS System

                                 Exhibit SMA-1

ISO Scheduling and Business (SI/SA/BSS) SYSTEM
                     SOFTWARE MAINTENANCE AGREEMENT PRICING


Year after System Acceptance

Basic SMA              1st             2nd         3rd          4th           5th             6th
Addn'l Hrs/Yr          $  200,000      $  210,000  $  220,500   $  231,525    $  243,101      $  255,256

Third Party Software   $  800,000      $  840,000  $  882,000   $  617,400    $  648,270      $  680,684

TOTAL                  $  270,991      $  284,541  $  298,768   $  313,706    $  329,391      $  345,861

GRAND TOTAL            $1,270,991      $1,334,541  $1,401,268   $1,162,631    $1,220,763      $1,281,801

                                                                              $7,6'               71,993

TOTAL PREPAID AMOUNT
       (10% DISCOUNT)

$ 6.904.794

Note:

1. Pre-allocated support hours may be used at the ISO's discretion for services described in Scope of Support (Section 4). The above price includes pre-allocated hours (Addn'l Hrs/Yr) of 3600 Hrs/Yr for years 1-3 and 2400 Hrs/Yr for years 4-6. Un-used pre-allocated support hours cannot be carried over from year to year and cannot be used for formal training.

2. The pricing provided above reflects a 10% discount for prepayment and therefore is only valid when purchased with the original contract and is only valid if ISO purchased a 6 year pre-paid maintenance contact. Payment for the Total Prepaid Amount is due within 30 days of contract signing.


AM

ANNEX F

WSCC SUBREGION MAPS

ANNEX G

        THIRD PARTY SOFWARE LICENSES

[To Be Provided By Supplier Within Two Weeks of Contract Date]

ANNEX H

POTENTIAL CONFLICTS OF INTEREST

None. However, the following personnel will be participating in the Work and have participated in activities that could present the appearance of a conflict of interest.

Paul Gribik, a Perot Systems' associate, has performed consulting services for Southern California Edison and Pacific Gas and Electric which directly and indirectly related to the WEPEX. These consulting services involved congestion management protocols and an analysis of optimal power flow methods.

Perot Systems associates, Dariush Shirmohammadi and Ali Vojdani, participated significantly in Electric Power Research Institute (EPRI) research project RP8501-2, "Transmission Dispatch and Congestion Management System." Purchaser was represented on the project's Industry Advisory Board. In addition. Dr. Vojdani participated in a proposal to WEPEX for membership in EPRI Grid Operations and Planning R&D portfolio.

ANNEX I

PURCHASER'S EQUAL OPPORTUNITY PURCHASING POLICY

ISO ALLIANCE LLC (hereinafter "Supplier") AND SUBCONTRACTORS OF ALL TIERS
MUST COMPLY WITH PURCHASER'S EQUAL OPPORTUNITY PURCHASING POLICY IN THE AWARD OF ALL SUBCONTRACTORS AND SUB-SUBCONTRACTS. This policy requires that Women, Minority and Disabled Veteran Business Enterprises (WMDVBEs) shall have maximum practicable opportunity to participate in the performance of the work.1

Supplier shall provide a separate, signed Subcontracting Plan consisting of either: (i) a specific list of subcontractors and sub-subcontractors who will participate in the performance of the work, on the form attached as Annex 1-1; or (ii) a statement setting forth Supplier's goals for WMDVBE subcontracting of all tiers and setting forth such additional good faith efforts Supplier, subcontractors and sub-subcontractors will employ to increase the participation of WMDVBE in the performance of the work.

In the case where Supplier has not submitted a specific list of subcontractors, prior to requesting bids for any subcontract or sub-subcontractor. Supplier, subcontractor and sub-subcontractor shall submit to the Purchaser's Representative a list of prospective WMDVBEs that will be invited to compete for such subcontracts on the form attached as Annex 1-1.

Additionally, with each bill Supplier shall submit an updated List of Subcontractors/Subsuppliers and Disbursement Record with a current accounting of actual subcontractor payments as of the date of the application (Annex 1-1, column 6).

---------
1 WMDVBEs must be verified pursuant to the procedures prescribed in Section 2 of CPUC General Order 156.


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